Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174880
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
6.25% Series K Cumulative Redeemable Preferred Stock	6,900,000	$25.00	$172,500,000	$23,529.00

(1)	Includes shares to be sold upon exercise of the underwriters' overallotment option. See “Underwriting.”

(2)
Calculated in accordance with Rule 457(r) under the Securities Act, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant's Registration Statement on Form S-3 (file No. 333-174880) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 14, 2011)
 6,000,000 Shares
Taubman Centers, Inc.
6.25% Series K Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)
__________________________
We are offering 6,000,000 shares of our 6.25% Series K Cumulative Redeemable Preferred Stock, which we refer to in this prospectus supplement as the Series K preferred stock. We will pay cumulative dividends on the Series K preferred stock from the date of original issuance at the rate of 6.25% per year of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.5625 per share). Dividends on the Series K preferred stock will be payable quarterly in arrears on or about the last day of March, June, September and December of each year when and as declared by our board of directors, beginning June 28, 2013 with dividends accruing from, and including, March 15, 2013 to June 30, 2013. The Series K preferred stock will rank senior to our common stock, par value $0.01 per share, and our Series B preferred stock, and will rank on parity with our Series J preferred stock, with respect to dividend rights and rights upon liquidation, dissolution and winding-up.
Generally, we are not allowed to redeem the Series K preferred stock prior to March 15, 2018, except pursuant to the special optional redemption and REIT qualification optional redemption provisions described in this prospectus supplement. On or after March 15, 2018, we may, at our option, redeem the Series K preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series K preferred stock up to but excluding the redemption date (referred to herein as the optional redemption). In addition, upon the occurrence of a change of control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such securities) is listed on the New York Stock Exchange, or NYSE, the NYSE MKT LLC, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series K preferred stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption (referred to herein as the special optional redemption). Further, if the redemption of a holder's Series K preferred stock is required to prevent a violation of our Ownership Limit (as defined herein), then we may, at our option, redeem the Series K preferred stock of such holder, in such amount required to preserve such qualification, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption (referred to herein as the REIT qualification optional redemption). If we exercise any of our redemption rights relating to the Series K preferred stock, the holders of Series K preferred stock will not have the conversion right described below.
The Series K preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series K preferred stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.
Upon the occurrence of a change of control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series K preferred stock) to convert some or all of the Series K preferred stock held by it into a number of shares of our common stock per share of Series K preferred stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series K preferred stock dividend payment and prior to the corresponding Series K preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	0.64218, or the Share Cap, subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. Our charter contains certain restrictions relating to ownership and transfer of our stock to assist us in complying with certain federal income tax requirements applicable to REITs.
No market currently exists for the Series K preferred stock. We intend to file an application to list the Series K preferred stock on the NYSE under the symbol “TCO Pr K”. If the application is approved, trading of the Series K preferred stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series K preferred stock.
Investing in the Series K preferred stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein, to read about factors you should consider before buying the Series K preferred stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
__________________________________

	Per Share	Total (2)
Price to public (1)	$25.00	$150,000,000
Underwriting discount	$0.7875	$4,725,000
Proceeds, before expenses, to Taubman Centers, Inc.	$24.2125	$145,275,000
______

(1)	Plus accrued dividends from March 15, 2013, if settlement occurs after such date.

(2)	Assumes no exercise of the underwriters' over-allotment option described below.
We have granted the underwriters an option to purchase up to an additional 900,000 shares of the Series K preferred stock at the public offering price per share, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.
 ___________________
The underwriters expect to deliver the Series K preferred stock in book entry-form only, through the facilities of The Depository Trust Company, against payment in New York, New York on or about March 15, 2013.
Joint Book-Running Managers
Morgan Stanley                                                        Wells Fargo Securities Joint Lead Managers
J.P. Morgan                                                                Jefferies
 ___________________
Prospectus Supplement dated March 11, 2013

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than the date specified in such documents. Our business, financial condition, results of operations and prospects may have changed since such respective dates.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest in the Series K preferred stock. The documents incorporated by reference herein are described under “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement contains the terms of this offering of Series K preferred stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the Series K preferred stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.
Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms “our,” “us” and “we” as used in this prospectus supplement refer to Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities, and “Taubman Centers” refers to Taubman Centers, Inc. Our business is actually conducted by affiliated entities rather than Taubman Centers, Inc. itself or the named operating platform. “TRG” or the “Operating Partnership” refers to The Taubman Realty Group Limited Partnership, our majority-owned partnership subsidiary that owns direct or indirect interests in all of our real estate properties.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below (file number 1-11530) and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement:

•	our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 25, 2013;

•
the information specifically incorporated by reference into our annual report on Form 10-K/A for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 23, 2012;

•	our current report on Form 8-K filed with the SEC on March 1, 2013;

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 10, 1992, including any subsequently filed amendments and reports filed for the purpose of updating the description; and

•	the description of our 6.500% Series J Cumulative Redeemable Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 13, 2012.
Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to Taubman Centers, Inc., 200 East Long Lake Road, Suite 300, Bloomfield Hills, MI 48304-2324, Attention: Investor Relations, and our telephone number is (248) 258-6800.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Information included and incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative. These forward-looking statements represent our expectations or beliefs concerning future events, including the following: statements regarding future developments and joint ventures, rents, returns, and earnings; statements regarding the continuation of trends; and any statements regarding the sufficiency of our cash balances and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs.
We caution that although forward-looking statements reflect our good faith beliefs and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, because of risks, uncertainties, and factors including, but not limited to:

•	changes in general economic and real estate conditions;

•	changes in the interest rate environment and the availability of financing;

•	adverse changes in the retail industry;

•	adverse market reaction to the risks we are taking in relation to our new developments and capital uses;

•	fluctuations in foreign currency exchange rates;

•	general development risks; and

•	integration and other acquisition risks.
Further, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus supplement, particularly under the heading “Risk Factors” in this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2012 and other periodic reports, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. The forward-looking statements included in this report are made as of the date of this prospectus supplement. Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus supplement to reflect new information or future events or otherwise.

S-iii

SUMMARY

This summary may not contain all the information that may be important to you in deciding whether to invest in the Series K preferred stock. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes before making an investment decision.

The Company

We are a Michigan corporation and a self-administered and self-managed real estate investment trust, or “REIT”. Our business is actually conducted by affiliated entities rather than Taubman Centers itself or the named operating platform. The Operating Partnership is a majority-owned partnership subsidiary of Taubman Centers that owns direct or indirect interests in all of our real estate properties. Taubman Centers' ownership in the Operating Partnership at March 8, 2013 consisted of a 71.5% managing general partnership interest, as well as the Series J preferred equity interest.

We engage in the ownership, management, leasing, acquisition, disposition, development and expansion of regional and super-regional retail shopping centers and interests therein. Our owned portfolio as of March 8, 2013 included 24 urban and suburban shopping centers in 12 states. Taubman Properties Asia LLC and its subsidiaries, which is the platform for our expansion into China and South Korea, are headquartered in Hong Kong.

Taubman Centers' executive offices are located at 200 East Long Lake Road, Suite 300, Bloomfield Hills, MI 48304-2324 and our telephone number is (248) 258-6800.

If you want to find more information about us, please see the sections entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Our website address is www.taubman.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Recent Developments

On March 8, 2013, our Board declared a regular quarterly dividend of $0.50 per share of common stock, an increase of 8.1 percent, and a quarterly dividend of $0.40625 on the Series J preferred stock. The common and preferred dividends will be payable on March 29, 2013 to shareholders of record on March 18, 2013.

In February 2013, we refinanced our primary revolving line of credit with a $1.1 billion unsecured revolving line of credit. This provides us with additional financial flexibility to fund our operations and development pipeline. The facility includes an accordion feature that would increase the borrowing capacity to as much as $1.5 billion, if fully exercised and subject to specified conditions. The new primary revolving line of credit has a four-year term with a one-year extension option and pricing is based on total corporate leverage. As of March 8, 2013, our leverage ratio results in pricing of LIBOR plus 1.45% with a 0.20% annual facility fee. Under the new agreement, TRG is the direct borrower, and the new primary revolving line of credit is guaranteed by the entities that own Dolphin Mall, Fairlane Town Center, Twelve Oaks Mall, and The Shops at Willow Bend.

In February 2013, we announced a second joint venture with Wangfujing. This joint venture will manage and own a 65% majority interest in Zhengzhou Vancouver Times Square, a shopping center in Zhengzhou, China. We will beneficially own a 32% interest in the 1.0 million square foot shopping center, which is scheduled to open in 2015.

In January 2013, a 10-year, $225 million non-recourse refinancing was completed on Great Lakes Crossing Outlets. The payments on the loan, which bears interest at an all-in rate of 3.63%, are based on amortizing principal over 30 years. The loan may be defeased the earlier of three years after the January loan closing or two years from the securitization of the entire loan. The previous $126 million, 5.25% fixed rate loan, which was scheduled to mature in March 2013, was paid off and the excess proceeds of approximately $100 million were used to pay down the revolving lines of credit.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

Our ratio of earnings to combined fixed charges and preferred dividends for the years ended December 31, 2012, 2011, 2010, and 2009 were 1.8x, 1.9x, 1.7x, and 1.6x, respectively. Our ratio of earnings to combined fixed charges and preferred dividends for the year ended December 31, 2008 was less than one-to one with a deficiency of $12.2 million. See “Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.”

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series K preferred stock, please refer to the “Description of Series K Preferred Stock” section of this prospectus supplement and also “Description of Securities Being Offered” in the accompanying prospectus. For a description of the material U.S. federal income tax considerations for prospective holders in connection with the purchase, ownership and disposition of the Series K preferred stock, see “Additional Material U.S. Federal Income Tax Consequences” in this prospectus supplement and “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

Issuer	Taubman Centers, Inc.
Securities Offered	6,000,000 shares of our 6.25% Series K cumulative redeemable preferred stock (or 6,900,000 shares if the underwriters exercise their over-allotment option in full).
Settlement Date	Delivery of the shares of Series K preferred stock will be made against payment therefor on or about March 15, 2013.
Price Per Share	$25.00
Dividends
Holders of our Series K preferred stock will be entitled to receive cumulative cash dividends on our Series K preferred stock at a rate of 6.25% per year of the $25.00 liquidation preference (equivalent to an annual rate of $1.5625 per share). Dividends on our Series K preferred stock will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on June 28, 2013, with dividends accruing from, and including, March 15, 2013 to June 30, 2013. We will prorate and compute this initial dividend and any other dividend payable for a full or partial dividend period on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series K preferred stock will accrue regardless of whether:

• we have earnings;
• there are funds legally available for the payment of dividends; or
• such dividends are declared by our board of directors.
Ranking
Our Series K preferred stock will rank (a) senior to our common stock and our Series B non-participating convertible preferred stock and (b) on a parity with our 6.500% Series J cumulative redeemable preferred stock and any other shares of preferred stock that we may issue in the future the terms of which provide that they are on a parity with our Series K preferred stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of our affairs.

Liquidation Preference
If we liquidate, dissolve or wind up our affairs, holders of our Series K preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any payments are made to the holders of our common stock and any other class or series of our capital stock ranking junior to our Series K preferred stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of our affairs. The rights of the holders of our Series K preferred stock to receive their liquidation preference will be subject to the proportionate rights of the holders of our Series J preferred stock and each other series of our preferred stock that we may issue in the future that ranks on parity with our Series K preferred stock, and also is subject to the preferential rights of holders of any future series of preferred stock ranking senior to the Series K preferred stock.

Optional Redemption
We may not redeem the Series K preferred stock prior to March 15, 2018, except pursuant to the special optional redemption and REIT qualification optional redemption provisions described below. On or after March 15, 2018, we may, at our option, redeem our Series K preferred stock, in whole or in part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to, but not including, the redemption date. Any partial redemption will be made on a pro rata basis or by any other equitable method determined by us.

If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series K preferred stock (whether our optional redemption right, REIT qualification optional redemption right or special optional redemption right), the holders of Series K preferred stock will not have the conversion right described below with respect to the shares called for redemption.

Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series K preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

A “Change of Control” is when, after the original issuance of the Series K preferred stock, the following have occurred and are continuing:

• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), ownership of our capital stock, which includes the Series K preferred stock, is restricted, and not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of any taxable year. To assist us in meeting this requirement, no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 8.23% of the value of our outstanding capital stock (the “Ownership Limit'').

If the redemption of a holder's Series K preferred stock is required to prevent a violation of our Ownership Limit, then we may, at our option, redeem the Series K preferred stock of such holder, in such amount required to comply with the Ownership Limit, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, to, but not including, the date of redemption (see “Description of Series K Preferred Stock-Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption”).

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series K preferred stock) to convert some or all of the Series K preferred stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series K preferred stock to be converted equal to the lesser of:

• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series K preferred stock dividend payment and prior to the corresponding Series K preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• 0.64218 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control, REIT qualification optional redemption right or our optional redemption right, holders of Series K preferred stock will not have any right to convert the shares of Series K preferred stock selected for redemption and any shares of Series K preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series K Preferred Stock -Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series K preferred stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series K preferred stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series K preferred stock. Accordingly, the Series K preferred stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series K preferred stock have a conversion right, such holders decide to convert the Series K preferred stock into our common stock.

Voting Rights
Except as may be required by law or the rules of the NYSE or any other securities exchange or quotation system on which the Series K preferred stock is then listed, traded or quoted, holders of our Series K preferred stock will generally have no voting rights. If, however, dividends on any outstanding shares of our Series K preferred stock have not been paid for six or more quarterly periods (whether or not consecutive), holders of our Series K preferred stock, voting as a single class together with the holders of our Series J preferred stock and any other series of our preferred stock that we may issue in the future that are entitled to similar voting rights, will be entitled to elect two additional directors to our board of directors to serve until all unpaid dividends have been paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of our Series K preferred stock cannot be made, and certain other actions may not be taken, without the affirmative vote of holders of at least two-thirds of the outstanding shares of our Series K preferred stock, voting separately as a class.

Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series K preferred stock is outstanding, we will (1) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series K preferred stock as their names and addresses appear in our record books, without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits, including certifications, that would have been required) and (2) promptly, upon request, supply copies of such reports to any prospective holder of Series K preferred stock. We will mail (or otherwise provide) the information to the holders of Series K preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing
We intend to file an application to list the Series K preferred stock on the NYSE under the symbol “TCO Pr K”. We will use commercially reasonable efforts to have the listing application for the Series K preferred stock approved. If the application is approved, trading of the Series K preferred stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series K preferred stock. Certain of the underwriters have advised us that they intend to make a market in the Series K preferred stock prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series K preferred stock will develop or be maintained prior or subsequent to commencement of trading on the NYSE.

Use of Proceeds
We estimate that the net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us, from this offering will be approximately $145.1 million (or approximately $166.9 million if the underwriters' over-allotment option is exercised in full). We intend to use the net proceeds to reduce outstanding borrowings under our $1.165 billion revolving lines of credit. Amounts available under our revolving lines of credit may be reborrowed in the future to repay other outstanding debt, to fund our development activity and property acquisitions, to retire some or all of a series of outstanding preferred shares, to repurchase equity, and for working capital and other general corporate purposes.  See “Use of Proceeds” in this prospectus supplement.

Risk Factors
Investing in the Series K preferred stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein, to read about factors you should consider before buying the Series K preferred stock.

RISK FACTORS
Before investing in our securities, you should carefully consider the risks and uncertainties described below, as well as such information set forth elsewhere in this prospectus supplement, the accompanying prospectus and any other information that is incorporated by reference, including the risks described in our reports we file with the Securities and Exchange Commission, or the “SEC”, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.
The Series K preferred stock is a new issuance and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.
Our Series K preferred stock is a new issue of securities with no established trading market. Because the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list our Series K preferred stock on the NYSE under the symbol “TCO Pr K”. However, an active trading market on the NYSE for our Series K preferred stock may not develop or last, in which case the trading price of shares of our Series K preferred stock could be adversely affected. If an active trading market does develop on the NYSE, the shares may trade at prices higher or lower than their initial offering price.
We have been advised by certain of the underwriters that they intend to make a market in our Series K preferred stock, but they are not obligated to do so and may discontinue market-making at any time without notice.
The Series K preferred stock has not been rated.
We have not sought to obtain a rating for the Series K preferred stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series K preferred stock. In addition, we may elect in the future to obtain a rating of the Series K preferred stock, which could impact the market price of the Series K preferred stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such revision or withdrawal of a rating could have an effect on the market price of the Series K preferred stock.
The market value of our Series K preferred stock could be substantially affected by various factors.
The trading price of our Series K preferred stock would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities, as well as the attractiveness of REIT securities compared to securities of other companies;

•	general economic conditions; and

•	our financial condition, performance and prospects.
In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market prices of our common stock and preferred stock have also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Series K preferred stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series K preferred stock, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series K preferred stock becomes convertible and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.
Our ability to pay dividends on our Series K preferred stock may be limited.
Because we conduct all of our operations through TRG, our ability to pay dividends on our Series K preferred stock will depend almost entirely on payments and dividends received on our interests in TRG. Additionally, the terms of some of the debt to which TRG is a party limits its ability to make some types of payments and other dividends to us. This in turn limits our ability to make some types of payments, including payment of dividends on our Series K preferred stock, unless we meet certain financial tests or such payments or dividends are required to maintain our qualification as a REIT. As a result, if we are unable to meet the applicable financial tests, we may not be able to pay dividends on our Series K preferred stock in one or more periods beyond what is required for REIT qualification purposes.

We cannot assure you that we will be able to pay dividends regularly although we have done so in the past.
Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations. Although we have done so in the past, we cannot guarantee that we will be able to pay dividends on our preferred stock on a regular quarterly basis in the future. Furthermore, we have regularly issued new shares of common stock as compensation to our employees, and we have periodically issued new preferred stock and common stock pursuant to public offerings or acquisitions. Any new shares of common stock issued will substantially increase the cash required to continue to pay cash dividends at current or higher levels. Any common stock or preferred stock that may in the future be issued to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.
Our ability to pay dividends is further limited by the requirements of Michigan law.
Our ability to pay dividends on our Series K preferred stock is further limited by the laws of Michigan. Under the Michigan Business Corporation Act, a Michigan corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our Series K preferred stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any shares of our preferred stock then outstanding, if any, with preferences senior to the rights of our Series K preferred stock.
We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on our Series K preferred stock.
Our governing documents do not limit us from incurring additional indebtedness and other liabilities; however, certain loan covenants include certain restrictions regarding future indebtedness. As of December 31, 2012, we had $3.0 billion of consolidated indebtedness outstanding, and our beneficial interest in both our consolidated debt and the debt of our unconsolidated joint ventures was $3.6 billion. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends.
Other than the conversion right afforded to holders of Series K preferred stock upon the occurrence of a Change of Control as described under “Description of Series K Preferred Stock - Conversion Rights” and other than the limited voting rights as described under “Description of Series K Preferred Stock - Voting Rights” below, none of the provisions relating to the Series K preferred stock relate to or limit our indebtedness or afford the holders of the Series K preferred stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series K preferred stock. These factors may affect the trading price of the Series K preferred stock.
The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.
Upon the occurrence of a Change of Control, holders of the Series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series K preferred stock) to convert some or all of their Series K preferred stock into shares of our common stock (or equivalent value of alternative consideration). See “Description of Series K Preferred Stock -Conversion Rights.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap (subject to certain adjustments) multiplied by the number of shares of Series K preferred stock converted. If the Common Stock Price is less than $38.93 (which is approximately 50% of the per-share closing sale price of our common stock reported on the NYSE on March 8, 2013), subject to adjustment, the holders will receive a maximum of 0.64218 shares of our common stock per share of Series K preferred stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series K preferred stock. In addition, the Change of Control conversion feature of the Series K preferred stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series K preferred stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Our Series K preferred stock will rank junior to all of our liabilities and will not limit our ability to incur future indebtedness that will rank senior to our Series K preferred stock.
Our Series K preferred stock will rank junior to all of our liabilities. In the event of our liquidation, winding-up or dissolution, our assets will be available to pay obligations on our Series K preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, our Series K preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by others. The rights of holders of our Series K preferred stock to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of each subsidiary's creditors and any such other equity holders. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to our Series K preferred stock, and the terms of our Series K preferred stock will not limit the amount of such debt or other obligations that we may incur, except that we will not be able to authorize, create or issue preferred stock senior to the Series K preferred stock without the approval of holders of at least two-thirds of the shares of our Series K preferred stock then outstanding.
As a holder of Series K preferred stock you have extremely limited voting rights.
Your voting rights as a holder of Series K preferred stock will be limited. Shares of our common stock and Series B preferred stock are currently the only classes of our stock carrying full voting rights. Voting rights for holders of Series K preferred stock exist primarily with respect to material and adverse changes in the terms of the Series K preferred stock, the creation of additional classes or series of preferred stock that are senior to the Series K preferred stock and our failure to pay dividends on the Series K preferred stock.
Our ability to issue preferred stock in the future could adversely affect the rights of holders of our Series K preferred stock.
Our articles of incorporation authorize us to issue up to 250,000,000 shares of preferred stock in one or more series on terms determined by our board of directors. As of December 31, 2012, we had 33,027,699 shares of preferred stock outstanding. Our future issuance of any series of preferred stock under our articles of incorporation could therefore effectively diminish our ability to pay dividends on, and the liquidation preference of, our Series K preferred stock.
If our common stock is delisted, your ability to transfer or sell your shares of the Series K preferred stock may be limited and the market value of the Series K preferred stock will be materially adversely affected.
Other than in connection with certain change of control transactions, the Series K preferred stock does not contain provisions that protect you if our common stock is delisted. Since the Series K preferred stock has no stated maturity date, you may be forced to hold your shares of the Series K preferred stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series K preferred stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series K preferred stock may be limited and the market value of the Series K preferred stock will be materially adversely affected.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
Our ratio of earnings to combined fixed charges and preferred dividends for the periods indicated were as follows:

	Year ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(1)	1.8x	1.9x	1.7x	1.6x	(2)
 ______________

(1)
In 2011, we disposed of The Pier Shops at Caesars and Regency Square. These centers are reported separately as discontinued operations in our consolidated financial statements. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations. In August 2012, we issued the Series J preferred stock, and in September 2012, we redeemed the Series G preferred stock and Series H preferred stock.

(2)
Earnings available for fixed charges and preferred dividends were less than total fixed charges and preferred dividends by $12.2 million for 2008. Earnings before income from equity investees for the year ended December 31, 2008 includes a $117.9 million impairment charge related to our Oyster Bay project.

Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For this purpose, earnings have been calculated by taking our earnings from continuing operations before income from equity investees and adding fixed charges, amortization of previously capitalized interest, and the distributed income of our unconsolidated joint ventures, and subtracting capitalized interest and the preferred distributions of TRG. Fixed charges include interest expense, capitalized interest, the interest portion of rent expense and the preferred distributions of TRG. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends (a) on the Series J preferred stock beginning as of the issuance date in August 2012 and (b) on the Series G preferred stock and Series H preferred stock for all periods on or prior to the redemption date in September 2012.

USE OF PROCEEDS
We estimate that our net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $145.1 million (or approximately $166.9 million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds to reduce outstanding borrowings under our $1.165 billion revolving lines of credit. Amounts available under our revolving lines of credit may be reborrowed in the future to repay other outstanding debt, to fund our development activity and property acquisitions, to retire some or all of a series of outstanding preferred shares, to repurchase equity, and for working capital and other general corporate purposes.
Our $1.1 billion primary and $65 million secondary revolving lines of credit mature in March 2017 (with a 1-year extension option) and April 2014, respectively. At March 8, 2013, the weighted average interest rates payable on our primary and secondary revolving lines of credit were 1.64% and 1.60%, respectively, per year and the principal amounts outstanding were approximately $350 million and $2.7 million, respectively.
Because the dividend rate on the Series K preferred stock will be greater than the interest rates payable on our revolving lines of credit, this offering will have a negative impact on our Funds from Operations per diluted share and net income allocable to common shareholders per diluted share in 2013. We estimate this negative impact to be about $0.02 per diluted common share for each $50 million of Series K preferred stock issued in this offering. This negative impact could change in the future in the event we reborrow funds under the revolving lines of credit for the potential uses discussed above.

CAPITALIZATION
The following table sets forth our cash and capitalization as of December 31, 2012, on an actual basis and an as adjusted basis to give effect to the offer and sale of 6,000,000 shares of Series K preferred stock (excluding the effect of the underwriters' over-allotment option) at the purchase price to the underwriters set forth on the cover page of this prospectus supplement, and the application of the net proceeds of this offering, after deducting the underwriting discount and estimated offering expenses payable by us, of approximately $145.1 million, to reduce outstanding borrowings under our $1.165 billion revolving lines of credit.
This table should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated by reference in this prospectus supplement.

	As of December 31, 2012
	Actual	As Adjusted for Preferred Offering
	(In thousands)
Cash and cash equivalents	$32,057	$32,057
Mortgage notes payable	$2,519,755	$2,519,755
Lines of credit(1)	432,275	287,216
Total mortgage notes payable(2)	$2,952,030	$2,806,971
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock, $0.001 par and liquidation value, 40,000,000 shares authorized, 25,327,699 shares issued and outstanding at December 31, 2012	$25	$25
Series J Cumulative Redeemable Preferred Stock, 7,700,000 shares authorized, no par value, $192.5 million liquidation preference, 7,700,000 shares issued and outstanding at December 31, 2012
Series K Cumulative Redeemable Preferred Stock, 6,900,000 shares authorized, no par value, no shares issued and outstanding at December 31, 2012 (as adjusted, 6,000,000 shares issued and outstanding, $150 million liquidation preference)

Common Stock, $0.01 par value, 250,000,000 shares authorized, 63,310,148 shares issued and outstanding at December 31, 2012	633	633
Additional paid-in capital	657,071	802,130
Accumulated other comprehensive income (loss)	(22,064)	(22,064)
Dividends in excess of net income	(891,283)	(891,283)
	$(255,618)	$(110,559)
Noncontrolling interests	(89,308)	(89,308)
	$(344,926)	$(199,867)
Total capitalization	$2,607,104	$2,607,104

(1) The amount outstanding on our revolving lines of credit was $352.7 million at March 8, 2013.
At December 31, 2012, borrowings under the primary revolving line of credit were primary obligations of the entities owning Dolphin Mall, Fairlane Town Center, and Twelve Oaks Mall, which were collateral for the revolving line of credit. On February 28, 2013, we replaced our existing primary revolving line of credit with a $1.1 billion unsecured revolving line of credit. TRG is the direct borrower, and the revolving line of credit is guaranteed by the entities that own Dolphin Mall, Fairlane Town Center, Twelve Oaks Mall and The Shops at Willow Bend.
Shortly after the date of this prospectus supplement, we may borrow additional amounts under our revolving lines of credit, including approximately $40 million to fund our share of project costs for The Mall at University Town Center and approximately $36 million to fund our investment in a joint venture with Wangfujing for a shopping center in Zhengzhou, China, each of which was contemplated by our planned capital spending for 2013 as set forth in “Liquidity and Capital Resources-Capital Spending” in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	At December 31, 2012, substantially all notes payable were collateralized by our properties. See footnote 1 regarding our new unsecured line of credit.

DESCRIPTION OF SERIES K PREFERRED STOCK
Set forth below is a summary of the terms of the Series K preferred stock. This summary supplements the description of the general terms and conditions of the preferred stock set forth in the accompanying prospectus and replaces the description in the accompanying prospectus to the extent of any inconsistencies.
This summary is not complete and is qualified in its entirety by reference to our articles of incorporation, as amended and restated, the designating amendment (as described below) and our bylaws, as amended and restated. Copies of these documents may be obtained from us.
General
We are authorized to issue up to 250,000,000 shares of preferred stock in one or more series. Our board of directors also has the authority, without further shareholder approval, to establish the terms of each series, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, if any, by amending our articles of incorporation.
Prior to the completion of the offering, our board of directors will adopt and file with the State of Michigan an amendment, which we refer to as the designating amendment, to our articles of incorporation designating the terms of the Series K preferred stock.
As of the date of this prospectus supplement, we have the following authorized and outstanding series of preferred stock:

Series	Number of Authorized Shares	Number of Outstanding Shares
Series B Non-Participating Convertible Preferred Stock (liquidation preference of $0.001 per share)	40,000,000	25,327,699
6.500% Series J Cumulative Redeemable Preferred Stock (liquidation preference of $25.00 per share)	7,700,000	7,700,000

We intend to file an application to list the Series K preferred stock on the NYSE under the symbol “TCO Pr K.” If the application is approved, trading of the Series K preferred stock on the NYSE is expected to commence within 30 days after the initial delivery of the Series K preferred stock. See “Underwriting.”
Rank
Our Series K preferred stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank:

•
junior to any other series of preferred stock established by us in the future, the terms of which specifically provide that such series ranks prior to our Series K preferred stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution;

•
on a parity with our Series J preferred stock and any other series of preferred stock established by us in the future, the terms of which specifically provide that such series ranks on a parity with our Series K preferred stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution; and

•
prior to our common stock, our Series B preferred stock and any other class or series of capital stock issued by us in the future, the terms of which specifically provide that such class or series of capital stock ranks junior to our Series K preferred stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution.

Dividends
As holders of our Series K preferred stock, you will be entitled to receive, when and as declared by our board of directors, out of legally available funds, cumulative preferential cash dividends at the rate of 6.25% of the liquidation preference per annum per share, which is equivalent to $1.5625 per share of Series K preferred stock per year.
Dividends on our Series K preferred stock will accrue and be cumulative from the date of original issuance and will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, or, if not a business day, the next succeeding business day. The initial dividend on our Series K preferred stock, which will be paid on June 28, 2013 if declared by our board of directors, will be for more than a full quarter. We will prorate and compute this initial dividend and any other dividend payable for a full or partial dividend period on the basis of a 360-day year consisting of twelve 30-day months.

We will pay dividends to holders of record as they appear in our stock transfer records at the close of business on the applicable dividend record date. The dividend record date will be the fifteenth day of the calendar month in which the related dividend payment date falls, or such other date that our board of directors designates for the payment of dividends that is not more than 30 nor less than 10 days prior to the dividend payment date.
We will not declare dividends on our Series K preferred stock, or pay or set apart for payment dividends on our Series K preferred stock, if the terms of any of our agreements, including any agreement relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be declared by our board of directors or paid or set apart for payment if such declaration or payment is restricted or prohibited by law. Dividends on our Series K preferred stock will accrue and accumulate, however, whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are declared by our board of directors.
Except as described in the next paragraph, unless full cumulative dividends on our Series K preferred stock have been or contemporaneously are declared and paid or declared and a sufficient sum set apart for payment for all past dividend periods and the current dividend period:

•
no dividends (other than dividends in shares of our common stock, our Series B preferred stock or other shares of our capital stock ranking junior to our Series K preferred stock as to dividend rights and rights upon liquidation, winding up or dissolution, or as part of the consideration in connection with a redemption, purchase or other acquisition as described in the next bullet point) may be declared or paid or set aside for payment, and no other distribution may be declared or made upon our common stock, our Series B preferred stock, our Series J preferred stock or any of our other capital stock ranking junior to or on a parity with our Series K preferred stock as to dividend rights and rights upon liquidation, winding up or dissolution; and

•
no shares of our common stock, our Series B preferred stock, our Series J preferred stock or any other shares of our capital stock ranking junior to or on a parity with our Series K preferred stock as to dividend rights and rights upon liquidation, winding up or dissolution may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except (i) by conversion into or exchange for other shares ranking junior to our Series K preferred stock as to dividend rights and rights upon liquidation, winding up or dissolution or (ii) in furtherance of a REIT Qualification Optional Redemption (or substantially similar provisions relating to other shares of our capital stock) or the provisions set forth in Article III(2)(d) and (e) of our articles of incorporation, as amended, to ensure our REIT qualification.

When dividends are not paid in full (or we do not set apart a sum sufficient to pay them in full) upon our Series K preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividend rights with our Series K preferred stock, all dividends declared upon our Series K preferred stock and any other series of preferred stock ranking on a parity as to dividend rights with our Series K preferred stock will be declared pro rata, so that the amount of dividends declared per share of our Series K preferred stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share of our Series K preferred stock and such other series of preferred stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

No interest will be payable in respect of any dividend payment on our Series K preferred stock that may be in arrears. Holders of shares of our Series K preferred stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of the full cumulative dividends on our Series K preferred stock to which they are entitled. Any dividend payment made on shares of our Series K preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.
If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section) any portion, which we refer to as the “Capital Gains Amount,” of the total dividends (as determined for Federal income tax purposes) paid or made available for the year to holders of all classes and series of shares of our capital stock, then the portion of the Capital Gains Amount that will be allocable to holders of our Series K preferred stock shall be in the same portion that the total dividends paid or made available to the holders of our Series K preferred stock for the year bears to the total dividends for the year made with respect to all classes and series of our outstanding shares of capital stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, you, as a holder of our Series K preferred stock, will be entitled to receive out of our assets available for distribution to shareholders (after payment or provision for all of our debts and other liabilities) a liquidation preference of $25.00 per share in cash (or property having a fair market value as determined by our board of directors valued at $25.00 per share) plus any accrued and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of common stock, our Series B preferred stock, or any other class or series of capital stock ranking junior to our Series K preferred stock as to liquidation rights. The rights of the holders of our Series K preferred stock to receive their liquidation preference will be subject to the proportionate rights of the holders of our Series J preferred stock and each other series of our preferred stock that we may issue in the future that ranks on parity with our Series K preferred stock, and also will be subject to the preferential rights of holders of any future series of preferred stock ranking senior to the Series K preferred stock.
If upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to make full payment to holders of our Series K preferred stock and other shares of our preferred stock ranking on a parity with our Series K preferred stock as to liquidation rights, then you and shareholders of shares of the preferred stock ranking on a parity with our Series K preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Written notice of any such liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, shall be given to you by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, at your address as it appears on our stock transfer records.
After payment of the full amount of the liquidating dividends to which you are entitled, you will not have any right or claim to any of our remaining assets.
Our consolidation or merger with or into another entity, the merger of another entity with or into us, or the sale, lease or conveyance of all or substantially all of our property or business will, in each case, not be deemed to constitute a liquidation, dissolution or winding up of our affairs for purposes of the liquidation rights of our Series K preferred stock.
Optional Redemption
Except with respect to the special optional redemption and REIT qualification optional redemption provisions described below, we cannot redeem the Series K preferred stock prior to March 15, 2018.
Notwithstanding anything in “-Optional Redemption,” “-Special Optional Redemption” and “-Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption” or otherwise, nothing in the provisions of the Series K preferred stock will prevent or restrict (A) at any time, the purchase or acquisition of shares of Series K Preferred Stock by us pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series K Preferred Stock or (B) so long as full cumulative dividends on the Series K Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, the purchase or acquisition by us, from time to time, either at a public or a private sale, all or any part of the Series K Preferred Stock at such price or prices as we may determine, subject to the provisions of applicable law, including the repurchase of shares of Series K Preferred Stock in open-market transactions duly authorized by our board of directors.
On or after March 15, 2018, we, at our option, upon giving the notice described below, may redeem our Series K preferred stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series K preferred stock (whether pursuant to our optional redemption right, REIT qualification optional redemption right or special optional redemption right), the holders of Series K preferred stock will not have the conversion right described below under “- Conversion Rights.”

Notwithstanding the foregoing, unless full cumulative dividends on all shares of our Series K preferred stock have been or contemporaneously are declared and paid or declared and a sufficient sum set apart for payment for all past dividend periods and the then current dividend period, we may not:

•
redeem any shares of our Series K preferred stock or any class or series of our capital stock ranking junior to or on a parity with the Series K preferred stock as to dividends or upon liquidation, dissolution or our winding up unless we simultaneously redeem all shares of our Series K preferred stock; or

•
purchase or otherwise acquire directly or indirectly any shares of our Series K preferred stock or any other shares of our capital stock ranking junior to or on a parity with our Series K preferred stock as to dividends or upon liquidation, dissolution or our winding up, except by exchange for shares of capital stock ranking junior to our Series K preferred stock as to dividends and upon liquidation, dissolution or our winding up.

If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of shares of our Series K preferred stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of our Series K preferred stock to be redeemed.

If we redeem fewer than all of the shares of our Series K preferred stock, we will determine the number of shares to be redeemed. In such circumstances, the shares of our Series K preferred stock to be redeemed will be selected pro rata or in another equitable manner determined by us.
If we redeem our Series K preferred stock, we will mail you, if you are a record holder of our Series K preferred stock, a notice of redemption not less than 30 days nor more than 60 days before the redemption date. We will send the notice to your address as shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series K preferred stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price and accrued and unpaid dividends payable on the redemption date;

•	the number of shares of our Series K preferred stock to be redeemed;

•	the place where you may surrender certificates for payment of the redemption price;

•	that dividends on our Series K preferred stock to be redeemed will cease to accrue on the redemption date; and

•	if fewer than all shares of our Series K preferred stock by you are to be redeemed, the number of shares of our Series K preferred stock to be redeemed from you.
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series K preferred stock called for redemption, then from and after the redemption date (unless we default in payment of the redemption price and all accumulated and unpaid dividends), those shares of Series K preferred stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series K preferred stock will terminate. The holders of those shares of Series K preferred stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series K preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series K preferred stock (whether pursuant to our optional redemption right, REIT qualification optional redemption right, or our special optional redemption right), the holders of Series K preferred stock will not have the conversion right described below under “- Conversion Rights.”

We will mail to you, if you are a record holder of the Series K preferred stock, a notice of redemption not fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer records. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series K preferred stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price and accrued and unpaid dividends payable on the redemption date;

•	the number of shares of Series K preferred stock to be redeemed;

•	the place or places where the certificates, if any, representing shares of Series K preferred stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series K preferred stock for payment of the redemption price;

•	that dividends on the shares of Series K preferred stock to be redeemed will cease to accumulate on such redemption date;

•	that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series K preferred stock;

•
that the Series K preferred stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•
that the holders of the Series K preferred stock to which the notice relates will not be able to tender such Series K preferred stock for conversion in connection with the Change of Control and each share of Series K preferred stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of Series K preferred stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series K preferred stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series K preferred stock to be redeemed as described above in “- Optional Redemption.”
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series K preferred stock called for redemption, then from and after the redemption date (unless we default in payment of the redemption price and all accumulated and unpaid dividends), those shares of Series K preferred stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series K preferred stock will terminate. The holders of those shares of Series K preferred stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.
The holders of Series K preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series K preferred stock on the corresponding payment date notwithstanding the redemption of the Series K preferred stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series K preferred stock to be redeemed.
A “Change of Control” is when, after the original issuance of the Series K preferred stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption
For us to qualify as a REIT under the Code, ownership of our capital stock, which includes the Series K preferred stock, is restricted, and not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of any taxable year. To assist us in meeting this requirement, no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 8.23% of the value of our outstanding capital stock. See “Restrictions on Transfer and Ownership” in the accompanying prospectus for additional information.
If the redemption of a holder's Series K preferred stock is required to prevent a violation of our Ownership Limit, then we may, at our option, redeem the Series K preferred stock of such holder, in such amount required to comply with the Ownership Limit, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series K preferred stock (whether pursuant to our optional redemption right, REIT qualification optional redemption right or special optional redemption right), the holders of Series K preferred stock will not have the conversion right described below under “- Conversion Rights.”
If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of shares of our Series K preferred stock at the close of business on such dividend record date to be redeemed will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of our Series K preferred stock to be redeemed.
If we redeem our Series K preferred stock, we will mail you, if you are a record holder of our Series K preferred stock, a notice of redemption not less than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer records. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series K preferred stock except as to the holder to whom notice was defective. We will send the notice to your address as shown on our stock transfer books. Each notice will state the following:

•	the redemption date;

•	the redemption price and accrued and unpaid dividends payable on the redemption date;

•	the number of shares of our Series K preferred stock to be redeemed;

•	the place where you may surrender certificates for payment of the redemption price;

•	that dividends on our Series K preferred stock to be redeemed will cease to accrue on the redemption date; and

•	if fewer than all shares of our Series K preferred stock by you are to be redeemed, the number of shares of our Series K preferred stock to be redeemed from you.
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series K preferred stock called for redemption, then from and after the redemption date (unless we default in payment of the redemption price and all accumulated and unpaid dividends), all dividends will cease to accrue on our Series K preferred stock designated for redemption, and all of your rights as a holder of our Series K preferred stock will terminate with respect to such shares, except the right to receive the redemption price and all accumulated and unpaid dividends up to the redemption date.

Conversion Rights
Unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series K preferred stock as described under “- Optional Redemption,” “- Special Optional Redemption,” or “- Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption,” each holder of Series K preferred stock will have the right to convert some or all of the Series K preferred stock held by such holder upon the occurrence of a Change of Control (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series K preferred stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series K preferred stock dividend payment and prior to the corresponding Series K preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	0.64218 (i.e., the Share Cap), subject to certain adjustments described below.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 3,853,080 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' over-allotment option to purchase additional shares of Series K preferred stock is exercised, not to exceed 4,431,042 shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.
In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series K preferred stock will receive upon conversion of such Series K preferred stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of common stock upon the conversion of the Series K preferred stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series K preferred stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. We will send the notice to your address shown on our stock transfer records. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series K preferred stock except as to the holder to whom notice was defective. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series K preferred stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•
that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series K preferred stock, holders will not be able to convert Series K preferred stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series K preferred stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series K preferred stock must follow to exercise the Change of Control Conversion Right.
We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series K preferred stock.
To exercise the Change of Control Conversion Right, the holders of Series K preferred stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series K preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series K preferred stock to be converted; and

•	that the Series K preferred stock is to be converted pursuant to the applicable provisions of the Series K preferred stock.
The “Change of Control Conversion Date” is the date the Series K preferred stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series K preferred stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of Series K preferred stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series K preferred stock;

•	if certificated Series K preferred stock has been issued, the certificate numbers of the withdrawn shares of Series K preferred stock; and

•	the number of shares of Series K preferred stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series K preferred stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.
Series K preferred stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series K preferred stock, whether pursuant to our optional redemption right, our special optional redemption right or REIT qualification optional redemption right. If we elect to redeem Series K preferred stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series K preferred stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right, special optional redemption right or REIT qualification optional redemption right. See “- Optional Redemption,” “- Special Optional Redemption” and “- Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption” above.
We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series K preferred stock into shares of our common stock. Notwithstanding any other provision of the Series K preferred stock, no holder of Series K preferred stock will be entitled to convert such Series K preferred stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our articles, including the designating amendment setting forth the terms of the Series K preferred stock, unless we provide an exemption from this limitation for such holder. See “- Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption” above.
The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors - The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.”
Except as provided above in connection with a Change of Control, the Series K preferred stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series K preferred stock has no maturity date and we are not required to redeem the Series K preferred stock at any time. Accordingly, the Series K preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series K preferred stock have a conversion right, such holders convert the Series K preferred stock into our common stock. The Series K preferred stock is not subject to any sinking fund.

Voting Rights
As a holder of our Series K preferred stock, you will not have any voting rights, except as set forth below or as required by law or the rules of the NYSE or any other securities exchange or quotation system on which the Series K preferred stock is then listed, traded or quoted. On any matters in which our Series K preferred stock is entitled to vote, each share will be entitled to one vote.
Whenever dividends on our Series K preferred stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of our Series K preferred stock will be entitled, voting as a single class together with holders of all other series of our preferred stock upon which voting rights have been conferred and are exercisable (the "Voting Parity Preferred"), to elect a total of two additional directors to our board of directors at a special meeting called by the holders of record of at least 10% of the Series K preferred stock or at least 10% of any other Voting Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, each to serve as a director on our board of directors until all dividends accumulated on the Series K preferred stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends has been set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series K preferred stock shall have been paid in full or set aside for payment in full, the holders of the Series K preferred stock shall be divested of the foregoing voting rights (but subject always to the same provision for the vesting of such voting rights in the case of any future arrearages for six or more quarterly periods (whether or not consecutive)), and if all accumulated dividends and the dividend for the then current period have been paid in full or set aside for payment in full on all series of Voting Parity Preferred, the term of office of each director so elected by the holders of the Series K preferred stock and the Voting Parity Preferred shall terminate.

Under our articles of incorporation, we may not, without the affirmative vote of holders of at least two-thirds of the outstanding shares of our Series K preferred stock voting separately as a class:

•
authorize, create or increase the authorized or issued amount of any class or series of capital stock ranking senior to our Series K preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up;

•
reclassify any authorized capital stock into, or create, authorize or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase, shares ranking senior to our Series K preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; or

•
amend, alter or repeal the provisions of our articles of incorporation (including the designating amendment), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series K preferred stock or the holders thereof.

However, with respect to any such amendment, alteration or repeal of the provisions of our articles of incorporation (including the designating amendment), whether by merger, consolidation or otherwise, so long as our Series K preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such event, we may not be the surviving entity and such surviving entity may thereafter be the issuer of our Series K preferred stock, the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our Series K preferred stock. In addition, any increase in the amount of authorized preferred stock, the creation or issuance of any other series of preferred stock or any increase in the amount of authorized shares of our Series K preferred stock or any other series of our preferred stock, in each case ranking on a parity with or junior to our Series K preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Holders of our Series J preferred stock have comparable class voting rights under our articles of incorporation.
In contrast to the voting rights of our Series J preferred stock and our Series K preferred stock, our Series B preferred stock, which is held by unitholders of TRG, votes together with our common stock on all matters as a single class. In addition, the holders of our Series B preferred stock (as a separate class) are entitled to nominate up to four individuals for election to our board of directors. The number of individuals the holders of our Series B preferred stock may nominate in any given year is reduced by the number of directors nominated by such holders in prior years whose terms are not expiring. At all times when the holders of our Series B preferred stock, voting as a separate class, are entitled to designate nominees for election as directors, (a) our board of directors is required to consist of nine directors (other than during any vacancy caused by the death, resignation, or removal of a director), plus the number of directors that any series of preferred stock, voting separately as a class, has the right to elect because of a default in the payment of preferential dividends due on such series, and (b) a majority of our directors shall be “independent.” For these purposes, an individual is deemed “independent” as long as the individual is not one of our officers or employees. Further, as long as shares of our Series B preferred stock remain outstanding, we may not, without the affirmative vote or consent of the holders of a majority of the outstanding shares of our Series B preferred stock (voting as a separate class):

•
create, authorize, or issue any securities or any obligation or security convertible into or evidencing the right to purchase any such securities, the issuance of which could adversely and (relative to our other outstanding capital stock) disparately affect the voting power or voting rights of our Series B preferred stock or the holders of our Series B preferred stock (including the rights of our Series B preferred stock to vote together with our common stock, and disregarding, for these purposes, the right of any series of our preferred stock, voting as a separate class, to elect directors as the result of any default in the payment of a preferential dividend to which the holders of such series of preferred stock are entitled);

•
amend, alter, or repeal the provisions of our articles of incorporation, whether by merger, consolidation, or otherwise, in a manner that could adversely affect the voting power or voting rights of our Series B preferred stock or the holders of our Series B preferred stock (including the rights of our Series B preferred stock to vote together with our common stock, and disregarding, for these purposes, the right of any series of our preferred stock, voting as a separate class, to elect directors as the result of the default in the payment of a preferential dividend to which the holders of such series of preferred stock are entitled);

•
be a party to a material transaction, including, without limitation, a merger, consolidation, or share exchange (a “Series B transaction”) if such Series B transaction could adversely and (relative to our other outstanding capital stock) disparately affect the voting power or voting rights of our Series B preferred stock or the holders of our Series B preferred stock (including the rights of our Series B preferred stock to vote together with our common stock, and disregarding, for these purposes, the right of any series of our preferred stock, voting as a separate class, to elect directors as the result of any default in the payment of a preferential dividend to which the holders of such series of preferred stock are entitled). These provisions apply to successive Series B transactions; or

•	issue any shares of our Series B preferred stock to anyone other than a unitholder of TRG.

Our Series B preferred stock is convertible, and will automatically be converted upon exchange of TRG units by a holder thereof, into common stock at a conversion ratio of 14,000 shares of our Series B preferred stock for one share of our common stock in accordance with our continuing, irrevocable offer (the “Continuing Offer”) to all present TRG unit holders (other than certain excluded holders, including A. Alfred Taubman), permitted assignees of all present TRG unit holders, those future TRG unit holders as the Company may, in its sole discretion, agree to include in the Continuing Offer, and all existing optionees under certain equity plans. Our Series B preferred stock does not have any dividend rights.
In addition to the voting rights set forth in our articles of incorporation, holders of our shares of preferred stock have certain voting rights pursuant to the Michigan Business Corporation Act. Pursuant to such act, the holders of the outstanding shares of a class of our capital stock have the right to vote as a class upon a proposed amendment to our articles of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, or alter or change the powers, preferences or special rights of the shares of such class or other classes so as to affect such class adversely. If a proposed amendment to our articles of incorporation would alter or change the powers, preferences or special rights of a class of our capital stock so as to adversely affect one or more series of such class, but not the entire class, then only the shares of the one or more series affected by the amendment shall as a group be considered a single class for purposes of such voting rights. Additionally, if a plan of merger is adopted by our board of directors and such plan of merger contains a provision that, if contained in a proposed amendment to our articles of incorporation, would entitle a class or series of our shares of capital stock to vote as a class on such amendment, such class or series is entitled to vote as a class with respect to such plan of merger. If our board of directors adopts a share exchange, any class or series of our shares of capital stock which is included in such exchange is entitled to vote as a class with respect to such share exchange. Except with respect to additional class voting rights set forth in our articles of incorporation, under the Michigan Business Corporation Act a class or series of our capital stock is not entitled to vote as a class in the case of a merger or share exchange if our board of directors determines on a reasonable basis that the class or series is to receive consideration under the plan of merger or share exchange that has a fair value that is not less than the fair value of the shares of the class or series on the date of adoption of the plan.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series K preferred stock is outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series K preferred stock as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits, including certifications, that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series K preferred stock. We will mail (or otherwise provide) the information to the holders of Series K preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.
Book-Entry Only Issuance - The Depository Trust Company
Our Series K preferred stock will be represented by one global security that will be deposited with and registered in the name of The Depository Trust Company, or DTC or its nominee. This means that we will not issue certificates to you for the shares. One global security will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the shares. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participant's accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.
When you purchase shares through the DTC system, the purchases must be made by or through a direct participant who will receive credit for the shares on DTC's records. Since you actually own the shares, you are the beneficial owner and your ownership interest will only be recorded on the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of our Series K preferred stock. DTC's records only show the identity of the direct participants and the amount of the shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.
We will wire dividend payments to DTC's nominee, and we will treat DTC's nominee as the owner of the global security for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.
Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.
It is DTC's current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Our Series K preferred stock represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of our Series K preferred stock to be represented by a global security.
If the book-entry-only system is discontinued, our transfer agent will keep the registration books for our Series K preferred stock at its corporate office.
Transfer Agent
The transfer agent, registrar and dividend disbursing agent for our Series K preferred stock will be Computer Shareowner Services LLC.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND MICHIGAN LAW
The information under “Important Provisions of Our Governing Documents and Michigan Law - Limited Partnership Agreement” in the accompanying prospectus is hereby amended and restated below.
Limited Partnership Agreement
The limited partnership agreement of the Operating Partnership contains a consent requirement that limits the possibility that we will be acquired or undergo a change in control, even if some of our shareholders believe that a change would be in our and their best interests. Specifically, the partnership agreement provides that for so long as Mr. A. Alfred Taubman, his affiliates or any member of Mr. Taubman's immediate family own, individually or collectively, five percent or more of the percentage interests in the Operating Partnership, then without the prior written consent of a majority in interest of the percentage interests held by the partners other than us, the Operating Partnership may not:

•
sell, exchange, or otherwise dispose (including the encumbering) of all or substantially all of the Operating Partnership's assets, or any property described on Schedule B to the limited partnership agreement;

•
merge (including by way of a triangular merger), consolidate, or otherwise combine with another person or entity or convert (through a tax election or otherwise) into another form of entity for legal or tax purposes;

•
issue additional partnership interests to any person or entity (including a partner in the Operating Partnership other than to us pursuant to the terms of the Parity Preferred Equity, if any, or the terms of the Preferred Equity) such that such person or entity together with any of such person's or entity's affiliates would own a percentage interest in the Operating Partnership in excess of five percent;

•	place the Operating Partnership into bankruptcy;

•	recapitalize the Operating Partnership; or

•	dissolve the Operating Partnership.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the additional material U.S. federal income tax consequences related to the acquisition, ownership, and disposition of our Series K preferred stock that are not discussed in our accompanying prospectus under the heading “Material U.S. Federal Income Tax Consequences.” This summary is limited to the tax consequences to those persons who purchase shares of Series K preferred stock at their issue price in this offering and who hold such Series K preferred stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular shareholders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons whose functional currency is other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market, or those who hold Series K preferred stock as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. This summary is based upon the Code, the regulations promulgated or proposed by the Treasury Department thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
Prospective purchasers of Series K preferred stock are urged to consult their tax advisors concerning the specific tax consequences to them of acquiring, owning, and disposing of the Series K preferred stock and of our election to be taxed as a REIT, including the application of state, local and foreign income and other tax laws and potential changes in such laws.
Certain Federal Income Tax Consequences Relating to the Acquisition, Holding, and Disposition of Series K Preferred Stock
Taxation of Distributions on Series K Preferred Stock
For a discussion of the treatment of dividends and other distributions with respect to Series K preferred stock, see “Material U.S. Federal Income Tax Consequences - Taxation of Taxable U.S. Shareholders” and “Material U.S. Federal Income Tax Consequences - Taxation of Non-U.S. Shareholders” in the accompanying prospectus.
Taxation of Sale or Exchange of Series K Preferred Stock
For a discussion of the tax consequences of a sale or exchange of our Series K preferred stock, see “Material U.S. Federal Income Tax Consequences - Taxation of Taxable U.S. Shareholders - Dispositions of Shares” and “Material U.S. Federal Income Tax Consequences - Taxation of Non-U.S. Shareholders - Sale of Shares” in the accompanying prospectus.
Taxation of Cash Redemption of Series K Preferred Stock
U.S. Shareholders
For a discussion of the tax consequences of a cash redemption of our Series K preferred stock, see “Material U.S. Federal Income Tax Consequences - Taxation of Taxable U.S. Shareholders - Dispositions of Shares” in the accompanying prospectus.
Non-U.S. Shareholders
The U.S. federal income tax treatment of a cash redemption of Series K preferred stock from a non-U.S. shareholder can only be determined on the basis of the facts and circumstances at the time of the redemption. As discussed under the heading “Material U.S. Federal Income Tax Consequences - Taxation of Taxable U.S. Shareholders - Dispositions of Shares” in the accompanying prospectus, a cash redemption may be treated as a distribution taxable as a dividend, as a return of capital, or as a taxable sale or exchange, depending on the facts and circumstances at the time of the redemption. If the cash redemption is treated as a distribution taxable as a dividend, the U.S. federal income tax treatment to the non-U.S. shareholder will be the same as described in “Material U.S. Federal Income Tax Consequences - Taxation of Non-U.S. Shareholders - Distributions” in the accompanying prospectus. If the cash redemption is treated as a taxable sale or exchange, the U.S. federal income tax treatment to a non-U.S. shareholder will be the same as described in “Material U.S. Federal Income Tax Consequences - Taxation of Non-U.S. Shareholders - Sale of Shares” in the accompanying prospectus.
In the case of a cash redemption of Series K preferred stock from a non-U.S. shareholder, we reserve the right to treat the redemption proceeds as though they are dividends (to the extent of our current and accumulated earnings and profits) subject to withholding at a 30% rate or lower applicable treaty rate. The non-U.S. shareholder will receive a credit for the amount withheld against such shareholder's U.S. federal income tax liability, if any, and may be able to obtain a refund of all or a portion of the withheld amount by filing a claim for refund with the IRS (generally on a U.S. federal income tax return).

Taxation of Conversion of Series K Preferred Stock into Common Stock
U.S. Shareholders
Conversion of Series K Preferred Stock into Common Stock
Upon the occurrence of a Change of Control, each shareholder of Series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem the Series K preferred stock) to convert some or all of such shareholder's Series K preferred stock into shares of our common stock or the Alternative Conversion Consideration - i.e., an amount of cash, securities or other property or assets that such shareholder would have received upon the Change of Control had such shareholder converted the shareholder's Series K preferred stock into shares of our common stock immediately prior to the effective time of the Change of Control (see “Description of Series K Preferred Stock - Conversion Rights” in this prospectus supplement). Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of Series K preferred stock into shares of our common stock. A U.S. shareholder's basis and holding period in the shares of common stock received upon conversion generally will be the same as those of the converted Series K preferred stock (but the basis in the shares of common stock received upon conversion will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).
Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series K preferred stock for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in “Material U.S. Federal Income Tax Consequences - Taxation of Taxable U.S. Shareholders - Distributions Generally” in the accompanying prospectus.
In addition, if a U.S. shareholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder's shares of Series K preferred stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. shareholders converting their shares of Series K preferred stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.
Non-U.S. Shareholders
Conversion of Series K Preferred Stock into Common Stock
As indicated above, upon the occurrence of a Change of Control, each shareholder of Series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series K preferred stock) to convert some or all of such shareholder's Series K preferred stock into shares of our common stock or the Alternative Conversion Consideration - i.e., an amount of cash, securities or other property or assets that such shareholder would have received upon the Change of Control had such shareholder converted the shareholder's Series K preferred stock into shares of our common stock immediately prior to the effective time of the Change of Control (see “Description of Series K Preferred Stock - Conversion Rights” in this prospectus supplement). Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series K preferred stock into our common stock, provided our Series K preferred stock does not constitute a “United States real property interest” (a “USRPI”). Even if our Series K preferred stock does constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series K preferred stock into our common stock, provided our common stock also constitutes a USRPI and certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder's basis and holding period in the common stock received upon a tax-free conversion will be the same as those of the converted Series K preferred stock (but the basis in the common stock received upon a tax-free conversion will be reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash).
Cash received upon a conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be taxed as described in “Material U.S. Federal Income Tax Consequences - Taxation of Non-U.S. Shareholders - Sale of Shares” in the accompanying prospectus. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in “Material U.S. Federal Income Tax Consequences - Taxation of Non-U.S. Shareholders - Distributions” in the accompanying prospectus. It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, our common stock, or sale proceeds subsequently paid or credited to you.

In addition, if a non-U.S. shareholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of such stockholder's shares of Series K preferred stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Non-U.S. shareholders converting their shares of Series K preferred stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Reporting and Withholding on Foreign Financial Accounts

After December 31, 2013, certain foreign financial institutions and non-financial foreign entities will be subject to a 30% U.S. federal withholding tax on dividends on our Series K preferred stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or alternative procedures apply pursuant to an applicable intergovernmental agreement between the U.S. and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. In addition, if such disclosure requirements are not satisfied, withholding at a 30% rate on gross proceeds from the sale or other disposition of our Series K preferred stock by such foreign financial institutions and non-financial foreign entities will generally begin after December 31, 2016. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions on the acquisition, ownership, and disposition of our Series K preferred stock. We will not pay any additional amounts in respect of any amounts withheld.

Current Federal Income Tax Rates

The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 20% for taxable years beginning after December 31, 2012. The maximum tax rate on “qualified dividend income” of domestic non-corporate taxpayers is the same as the long-term capital gains rate and is substantially lower than the maximum rate of 39.6% on ordinary income of domestic non-corporate taxpayers. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, domestic non-corporate taxpayers are taxed on our ordinary REIT distributions at the higher tax rates applicable to ordinary income. However, with respect to domestic non-corporate taxpayers, the maximum 20% rate generally applies to:

•	a shareholder's long-term capital gain, if any, recognized on the disposition of our shares;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case a 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations (including our taxable REIT subsidiaries); and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

UNDERWRITING
We have entered into an underwriting agreement, dated March 11, 2013, with the underwriters named below for whom Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives with respect to the shares of Series K preferred stock being offered. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the number of shares of Series K preferred stock indicated in the following table.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC	2,370,000
Wells Fargo Securities, LLC	2,370,000
J.P. Morgan Securities LLC	600,000
Jefferies LLC	360,000
HRC Investment Services, Inc.	60,000
Oppenheimer & Co. Inc.	60,000
Ross, Sinclaire & Associates, LLC	60,000
Stockcross Financial Services, Inc.	60,000
Wedbush Morgan Securities Inc.	60,000
Total	6,000,000
The underwriters are committed to take and pay for all of the shares of Series K preferred stock being offered, if any are taken, other than the shares of Series K preferred stock covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
If the underwriters sell more shares of Series K preferred stock than the total number set forth in the table above, the underwriters have an option to buy up to an additional 900,000 shares of Series K preferred stock from the Company. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares of Series K preferred stock are purchased pursuant to this option, the underwriters will severally, and not jointly, purchase shares of Series K preferred stock in approximately the same proportion as set forth in the table above.
Prior to the Series K preferred stock offering, there has been no public market for the Series K preferred stock. We intend to submit an application to list the Series K preferred stock on the NYSE under the symbol “TCO Pr K”. We will use our commercially reasonable efforts to have the listing application for the Series K preferred stock approved. If the application is approved, trading of the Series K preferred stock is expected to commence within 30 days after the initial delivery of the Series K preferred stock. Certain of the underwriters have advised us that they intend to make a market in the Series K preferred stock prior to commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making activities, if commenced, at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series K preferred stock.
The following table shows the per share and total underwriting discount to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase an additional 900,000 shares of Series K preferred stock.
Paid by the Company

	No Exercise	Full Exercise
Per share	$0.7875	$0.7875
Total	$4,725,000	$5,433,750
Shares of Series K preferred stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the shares of Series K preferred stock are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares of Series K preferred stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.
In connection with this offering, the underwriters may purchase and sell shares of Series K preferred stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.

“Covered” short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to it. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series K preferred stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series K preferred stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of Series K preferred stock sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company's stock, and may stabilize, maintain or otherwise affect the market price of the Series K preferred stock. As a result, the price of the Series K preferred stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
For a period beginning on the date of this prospectus supplement and through 60 days after the date of this prospectus supplement, we have agreed that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our securities that are substantially similar to the Series K preferred stock, including but not limited to any options or warrants to purchase shares of Series K preferred stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Series K preferred stock or any substantially similar securities without the prior consent of Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC; provided, however, the foregoing restrictions do not apply to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third party may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of Series K preferred stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares of Series K preferred stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of Series K preferred stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the shares of Series K preferred stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Each of the underwriters may arrange to sell shares of Series K preferred stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $0.2 million.
We expect that delivery of the Series K preferred stock will be made against payment thereof on or about March 15, 2013. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series K preferred stock may be required, by virtue of the fact that the Series K preferred stock initially will settle on or about March 15, 2013, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series K preferred stock who wish to trade the Series K preferred stock in the near term should consult their own advisor.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
VALIDITY OF SERIES K PREFERRED STOCK
The validity of the shares of Series K preferred stock being offered herein and the certain federal tax matters related to our qualification as a REIT will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan. Certain members of Honigman and their families own beneficial interests of less than 1% of our common stock. Jeffrey H. Miro, a partner of Honigman Miller Schwartz and Cohn LLP, is our corporate Secretary. Sullivan & Cromwell LLP, New York, New York, will pass upon certain legal matters for the underwriters with respect to this offering.
EXPERTS
The consolidated financial statements and schedules of Taubman Centers, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

TAUBMAN CENTERS, INC.
Common Stock
Preferred Stock
Warrants
Depositary Shares
Rights
Units
We may from time to time offer the following securities on terms to be determined at the time of the offering:

•	Shares of common stock, par value $0.01 per share;

•	Shares of preferred stock;

•	Warrants to purchase common stock or preferred stock;

•	Depositary shares representing shares of preferred stock;

•	Rights; and

•	Units.
Our common stock is traded on the New York Stock Exchange, or “NYSE,” under the symbol “TCO”. We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the applicable prospectus supplement will disclose the exchange or market.
Our common stock, preferred stock, common stock warrants and preferred stock warrants, depositary shares representing shares of preferred stock and rights may be offered separately, or together as units, in separate classes or series, in amounts, at prices and on terms to be set forth in the applicable prospectus supplement. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.
The securities offered by this prospectus may be offered on a delayed or continuous basis and offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.
Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.
 _________________
Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” on page 3 of this prospectus.
 _________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
 _________________
The date of this prospectus is June 14, 2011

 We have not authorized any underwriter, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement or any free-writing prospectus that we may authorize to be delivered to you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers. When we deliver this prospectus and/or a prospectus supplement or make a sale pursuant to this prospectus and/or a prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

 __________________________

References in this prospectus to “we,” “our” or “us” mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities, as the context may require, and “Taubman Centers” refers to Taubman Centers, Inc.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement and any other offering material may also add, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before considering an investment in the securities offered by that prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also obtain copies of these filings, at no cost, by accessing our website at www.taubman.com; however, the information found on our website is not considered part of this prospectus or any applicable prospectus supplement.
We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part and each summary is qualified in all respects by that reference and the exhibits and schedules thereto.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate by reference in this prospectus the documents listed below (file number 1-11530) and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on April 29, 2011;

•	our current report on Form 8-K filed with the SEC on June 3, 2011;

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 10, 1992, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•
the description of our Series G preferred stock contained under the heading “Description of Our Series G Preferred Stock” in our prospectus supplement dated November 16, 2004 and under the heading “Description of Preferred Stock” in the our prospectus dated September 19, 1997, each relating to our registration statement on Form S-3 (Registration No. 333-35433), which description is incorporated by reference in our registration statement on Form 8-A filed with the SEC on November 22, 2004, and including any subsequently filed amendments and reports filed for the purpose of updating the description; and

•
the description of our Series H preferred stock contained under the heading “Description of Our Series H Preferred Stock” in our prospectus supplement dated June 8, 2005 and under the heading “Description of Preferred Stock” in our prospectus dated September 19, 1997, each relating to our registration statement on Form S-3 (Registration No. 333-35433), which description is incorporated by reference in our registration statement on Form 8-A filed with the SEC on June 10, 2005, and including any subsequently filed amendments and reports filed for the purpose of updating the description.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to Taubman Centers, Inc., 200 East Long Lake Road, Suite 300, Bloomfield Hills, MI 48304-2324, Attention: Investor Relations, and our telephone number is (248) 258-6800.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative. These forward-looking statements represent our expectations or beliefs concerning future events, including the following: statements regarding future developments and joint ventures, rents, returns, and earnings; statements regarding the continuation of trends; and any statements regarding the sufficiency of our cash balances and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs. We caution that although forward-looking statements reflect our good faith beliefs and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, because of risks, uncertainties, and factors including, but not limited to, the final terms of the offering of the applicable securities and the final size of such offering, the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Further, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and other periodic reports that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus to reflect new information or future events or otherwise.

 ABOUT US
We are a Michigan corporation that operates as a self-administered and self-managed real estate investment trust, or “REIT.” Our business is actually conducted by an affiliated entity rather than Taubman Centers itself. The Taubman Realty Group Limited Partnership, or the “Operating Partnership” or “TRG,” is a majority-owned partnership subsidiary of Taubman Centers that owns direct or indirect interests in all of the our real estate properties. Taubman Centers' ownership in the Operating Partnership at June 13, 2011 consisted of a 69% managing general partnership interest, as well as Series G and H preferred equity interests.
We engage in the ownership, management, leasing, acquisition, disposition, development, and expansion of regional and super-regional retail shopping centers and interests therein. Our owned portfolio as of June 13, 2011 included 23 urban and suburban shopping centers in ten states. Taubman Properties Asia LLC and its subsidiaries, which is the platform for our expansion into the Asia-Pacific region, is headquartered in Hong Kong.
Taubman Centers is incorporated in Michigan and our executive offices are located at 200 East Long Lake Road, Suite 300, Bloomfield Hills, MI 48304-2324, and our telephone number is (248) 258-6800.
If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.
RISK FACTORS
Before investing in our securities, you should carefully consider the risks and uncertainties described in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as such information set forth in this prospectus and any applicable prospectus supplement and any other information incorporated by reference.
USE OF PROCEEDS
We expect to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to any specific offering. Our general corporate purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe such use of the net proceeds in the prospectus supplement for that offering.
DESCRIPTION OF SECURITIES BEING OFFERED
Authorized Stock
The Restated Articles of Incorporation of Taubman Centers as in effect on the date of this prospectus, or the “Articles,” authorize the issuance of up to 500 million shares of our capital stock, including 250 million shares of common stock and 250 million shares of preferred stock. As of June 13, 2011, the outstanding shares of our capital stock were as follows:

•	55,877,030 shares of common stock;

•	25,140,436 shares of Series B Non-Participating Convertible Preferred Stock, or the “Series B Preferred Stock”;

•	no shares of 8.2% Series F Cumulative Redeemable Preferred Stock, or the “Series F Preferred Stock”;

•	4,000,000 shares of 8% Series G Cumulative Redeemable Preferred Stock, or the “Series G Preferred Stock”; and

•	3,480,000 shares of 7.625% Series H Cumulative Redeemable Preferred Stock, or the “Series H Preferred Stock.”

All of the 300,000 authorized shares of our 8.2% Series F Preferred Stock have been reserved for issuance to holders of Series F preferred equity in TRG upon exercise of their conversion rights. In addition, as of June 13, 2011, 9,564,846 shares of our common stock were subject to issuance in exchange for outstanding TRG units (including options that were currently exercisable) pursuant to the Continuing Offer (as described in our Annual Report on Form 10-K for the year ended December 31, 2010).
The authorized shares of our common stock and preferred stock in excess of those presently outstanding or specifically reserved are available for issuance at such times and for such purposes as our board of directors may deem advisable without further action by our shareholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes. The excess authorized shares are available for issuance subject to our Articles and as may be necessary to preserve our qualification as a REIT under applicable tax laws. Because the holders of our common stock do not have preemptive rights, the issuance of common stock, other than on a pro rata basis to all current shareholders, would reduce the current shareholders' proportionate interests. In any such event, however, shareholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of our common stock will be subject to the rights of holders of outstanding shares of our existing series of preferred stock and of any shares of preferred stock we may issue in the future. See also “- Preferred Stock.”
Common Stock
Subject to any preferential rights granted to any existing or future series of preferred stock, all shares of common stock have equal right to dividends payable to common shareholders as declared by our board of directors and in net assets available for distribution to common shareholders on our liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of the shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. All issued and outstanding shares of our common stock are, and the common stock offered under this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights.
In addition to the holders of the common stock, the holders of our Series B Preferred Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. The holders of Series B Preferred Stock (voting as a separate class) are entitled to nominate up to four individuals for election to our board of directors. The number of individuals the holders of Series B Preferred Stock may nominate in any given year is reduced by the number of directors nominated by such holders in prior years whose terms are not expiring.
Currently, a majority of the outstanding shares of common stock and Series B Preferred Stock, or the “Voting Stock,” is required for a quorum. Any action regarding shareholder approval (other than the election of directors) will be approved, upon the affirmative vote of holders of two-thirds of the outstanding shares of Voting Stock. Directors are elected by a plurality of the votes cast.
Our common stock is listed on the NYSE under the ticker symbol “TCO”. The registrar and transfer agent for our common stock is BNY Mellon Shareowner Services.
Preferred Stock
General.    We are authorized to issue up to 250,000,000 shares of preferred stock, of which 25,140,436 shares, 4,000,000 shares and 3,480,000 shares have been designated and issued as Series B Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, respectively as of June 13, 2011. In addition, we have 300,000 shares of Preferred Stock that have been designated as our Series F Preferred Stock, all of which are reserved for issuance as described above under “- Authorized Stock.” The Articles authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights (including voting and conversion rights), and other terms of such series. We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with increased flexibility in meeting corporate needs.

Existing Series.    Our Series G Preferred Stock and Series H Preferred Stock do not entitle its holders to vote. Although we have authorized the issuance of shares of our 8.2% Series F Preferred Stock pursuant to the exercise of conversion rights granted to holders of Series F preferred equity in TRG, at this time no such shares of preferred stock are outstanding. When issued, such shares of Series F Preferred Stock will not entitle their respective holders to vote. See “- Common Stock” above for information regarding the voting rights of holders of the Series B Preferred Stock.
Our Series G Preferred Stock and Series H Preferred Stock are listed on the NYSE under the ticker symbols “TCO Pr G” and “TCO Pr H,” respectively.
Future Series.    We urge you to read carefully the Articles and the amendment to the Articles we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
Our board of directors may, without further action of the shareholders except as may be required by applicable laws or regulations including stock exchange rules, determine and set forth in an amendment to the Articles the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•
the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

•
the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•
whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•
whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•
any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of the Articles.

Depending on the rights prescribed for a series of preferred stock and although our board of directors has no present intention to do so, the board of directors could issue a series of preferred stock that (because of its terms) could impede a merger, tender offer, or other transaction that some of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-prevailing market prices for their shares. In addition, preferred stock could be issued in order to dilute the percentage voting stock of a significant shareholder or be issued to a holder expected to vote in accordance with the recommendations of our management with respect to any shareholder proposal.
The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

In addition to the voting rights set forth in our Articles, holders of our shares of preferred stock have certain voting rights pursuant to the Michigan Business Corporation Act, or the “MBCA.” Pursuant to the MBCA, the holders of the outstanding shares of a class of our capital stock have the right to vote as a class upon a proposed amendment to our Articles if the amendment would increase or decrease the aggregate number of authorized shares of such class, or alter or change the powers, preferences or special rights of the shares of such class or other classes so as to affect such class adversely. If a proposed amendment to our Articles would alter or change the powers, preferences or special rights of a class of our capital stock so as to adversely affect one or more series of such class, but not the entire class, then only the shares of the one or more series affected by the amendment shall as a group be considered a single class for purposes of such voting rights. Additionally, if a plan of merger is adopted by our board of directors and such plan of merger contains a provision that, if contained in a proposed amendment to our Articles would entitle a class or series of our shares of capital stock to vote as a class on such amendment, such class or series is entitled to vote as a class with respect to such plan of merger. If our board of directors adopts a share exchange, any class or series of our shares of capital stock which is included in such exchange is entitled to vote as a class with respect to such share exchange. Except with respect to additional class voting rights set forth in our Articles, under the MBCA a class or series of our capital stock is not entitled to vote as a class in the case of a merger or share exchange if our board of directors determines on a reasonable basis that the class or series is to receive consideration under the plan of merger or share exchange that has a fair value that is not less than the fair value of the shares of the class or series on the date of adoption of the plan.
Warrants
General.    This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.
This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.
If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•
the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of the series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.
Unless the applicable prospectus supplement provides otherwise, warrants will be in book-entry form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.
If warrants are issued in certificated form, a holder of warrant certificates may:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
Exercise of Warrants.    Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.
If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements.    Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
Warrant Adjustments.    The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Depositary Shares
General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement to be entered into between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.
Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.
Withdrawal of Stock.    Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders' order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.
Redemption of Depositary Shares.    Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.
From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.
Voting of the Preferred Stock.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary's negligence or willful misconduct.

Liquidation Preference.    Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Stock.    Except with respect to certain conversions in connection with the preservation of our REIT status, the depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of the Deposit Agreement.    By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.
Upon 30 days prior written notice to the depositary, we may terminate the deposit agreement if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.
The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.

Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.
Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary, any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.
Miscellaneous.    The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.
We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.
Rights
We may from time to time, issue rights to our shareholders for the purchase of common stock, preferred stock or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us, from time to time, and a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Units
We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will describe the terms of each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	whether, and under what circumstances, the securities comprising such units may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.
The applicable prospectus supplement will also describe any unit agreement that may be entered into in connection with the offering and sale of the units and, if applicable, collateral or depositary arrangements relating to such units.
IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND MICHIGAN LAW
Limited Partnership Agreement
The limited partnership agreement of the Operating Partnership contains a consent requirement that limits the possibility that we will be acquired or undergo a change in control, even if some of our shareholders believe that a change would be in our and their best interests. Specifically, the partnership agreement provides that for so long as Mr. A. Alfred Taubman, his affiliates or any member of Mr. Taubman's immediate family own, individually or collectively, five percent or more of the percentage interests in the Operating Partnership, then without the prior written consent of a majority in interest of the percentage interests held by the partners other than us, the Operating Partnership may not:

•	sell, exchange, or otherwise dispose (including the encumbering) of all or substantially all of the property described on Schedule E to the limited partnership agreement;

•	merge (including by way of a triangular merger), consolidate, or otherwise combine with another person or entity;

•
issue additional partnership interests to any person or entity (including a partner in the Operating Partnership other than us) such that such person or entity together with any of such person's or entity's affiliates would own a percentage interest in the Operating Partnership in excess of five percent;

•	place the Operating Partnership into bankruptcy;

•	recapitalize the Operating Partnership; or

•	dissolve the Operating Partnership.
Michigan Law and Certain Articles and Bylaw Provisions
Various provisions of the MBCA, our Articles and the Restated Bylaws of Taubman Centers as in effect on the date of this prospectus, or the “Bylaws,” could have the effect of discouraging, delaying or preventing a third party from accumulating a large block of our stock, engaging in a tender offer and making offers to acquire us, and of inhibiting a change in control, all of which could adversely affect our shareholders' ability to receive a premium for their shares in connection with such a transaction. Such provisions noted below are intended to encourage persons seeking to acquire control of us to negotiate first with our board of directors and to discourage certain types of coercive takeover practices and inadequate takeover bids. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms. The following paragraphs summarize applicable provisions of the MBCA, our Articles and our Bylaws; for a complete description, we refer you to the MBCA, as well as our Articles and our Bylaws which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Ownership Limit
In addition to customary anti-takeover provisions, as detailed below, our Articles contain REIT-specific restrictions on the ownership and transfer of our capital stock which also serve similar anti-takeover purposes. See “Restrictions on Transfer and Ownership” below.
Supermajority Voting; Amendment of Articles of Incorporation and Bylaws
Our Articles generally require any action requiring shareholder approval, including the amendment of the Articles and Bylaws, to be approved upon the affirmative vote of holders of two-thirds of the outstanding shares of capital stock entitled to vote on such matter. Directors are elected by a plurality vote.
A majority of our board of directors may amend our Bylaws at any time, except as limited by statute and except for a bylaw that is adopted by the shareholders and that, by its terms, provides that it can be amended only by the shareholders. A majority of our board of directors may also issue series of preferred stock without shareholder approval; see “- Blank Check Preferred Stock” below.
Based on information contained in filings made with the SEC, as of April 4, 2011, A. Alfred Taubman and the members of his family have the power to vote approximately 31% of the outstanding shares of our common stock and our Series B Preferred Stock, considered together as a single class, and approximately 96% of our outstanding Series B Preferred Stock. These persons disclaim “group” status under section 13(d) of the Exchange Act. Our shares of common stock and our Series B Preferred Stock vote together as a single class on all matters generally submitted to a vote of our shareholders, and the holders of the Series B Preferred Stock have certain rights to nominate up to four individuals for election to our board of directors and other class voting rights. Mr. Taubman's sons, Robert S. Taubman and William S. Taubman, serve as our Chairman of the Board, President and Chief Executive Officer, and our Chief Operating Officer, respectively. These individuals occupy the same positions with the manager of Taubman Centers. As a result, Mr. A. Alfred Taubman and the members of his family may exercise significant influence with respect to the election of our board of directors, the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including any merger, consolidation or sale of all or substantially all of our assets. In addition, because our Articles impose a limitation on the ownership of our outstanding capital stock by any person and such ownership limitation may not be changed without the affirmative vote of holders owning not less than two-thirds of the outstanding shares of capital stock entitled to vote on such matter, Mr. A. Alfred Taubman and the members of his family, as a practical matter, have the power to prevent a change in control of us.
Advance Notice Requirements
Our Bylaws set forth advance notice procedures with regard to the nomination of candidates for election as directors or the proposal of other business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely, reflect a proper matter for shareholder action and comply with various disclosure obligations. The advance notice requirements may have the effect of precluding the consideration of certain business at a meeting if the notice procedures are not properly followed.
Number of Directors; Classified Board Of Directors
Our Articles provide that the number of our directors will be fixed by our Bylaws. Our Bylaws currently provide for our board of directors to establish from time to time the size of our board of directors, however, the size cannot be reduced except upon the expiration of the term of one or more directors or the death, resignation or removal of a director. Currently our board of directors is comprised of nine directors serving three-year staggered terms.

Since our initial public offering in 1992, our Bylaws have provided that the board of directors be divided into three classes, with each class constituting approximately one-third of the total number of directors, and directors elected to three-year staggered terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. Staggering the terms of directors makes it more difficult for a potential acquirer to seize control of a target company through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stand for election in any one year.
Removal of Directors
Shareholders may remove directors, with or without cause, upon the affirmative vote of two-thirds of the outstanding shares of capital stock entitled to vote. This provision may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
Blank Check Preferred Stock
As noted above, our board of directors has the authority under our Articles to issue preferred stock with rights superior to the rights of the holders of common stock without shareholder approval. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.
The effects of the issuance of the preferred stock on the holders of our common stock could include:

•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

•
restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Business Combination Act
Chapter 7A of the MBCA may affect an attempt to acquire control of us. In general, under Chapter 7A, “business combinations” (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an “interested shareholder” (defined as the direct or indirect beneficial owner of at least 10 percent of the voting power of a covered corporation's outstanding shares) can only be consummated if there is an advisory statement by the board of directors and the combination is approved by at least 90 percent of the votes of each class of the corporation's shares entitled to vote and by at least two-thirds of such voting shares not held by the interested shareholder or affiliates, unless five years have elapsed after the person involved became an “interested shareholder” and unless certain price and other conditions are satisfied. The board of directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified interested shareholders.
RESTRICTIONS ON TRANSFER AND OWNERSHIP
Our board of directors believes it is essential for us to continue to qualify as a REIT. Our Articles contain restrictions on the ownership and transfer of our capital stock, which are intended to assist us in complying with the REIT ownership requirements. Specifically, for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the “Code,” not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Under the Articles, in general, no shareholder may own more than 8.23% (the “General Ownership Limit”) in value of the our “Capital Stock” (which term refers to the common stock, preferred stock and Excess Stock, as defined below). The Articles specifically permit two pension trusts to each own 9.9% in value of our Capital Stock and a third pension trust to own 13.74% in value of our Capital Stock (collectively, the “Existing Holder Limit”). In addition, the board of directors has the authority to allow a “look through entity” to own up to 9.9% in value of the Capital Stock (the “Look Through Entity Limit”), provided that after application of certain constructive ownership rules under the Code and rules defining beneficial ownership under the MBCA, no person would constructively or beneficially own more than the General Ownership Limit. A look through entity is an entity (other than a qualified trust under Section 401(a) of the Code, certain other tax-exempt entities described in the Articles, or an entity that owns 10% or more of the equity of any tenant from which Taubman Centers or TRG receives or accrues rent from real property) whose beneficial owners, rather than the entity, would be treated as owning the capital stock owned by such entity. Changes in the ownership limits cannot be made by our board of directors and would require an amendment to our Articles. Amendments to the Articles require the affirmative vote of holders owning not less than two-thirds of the outstanding shares of capital stock entitled to vote on such matter.
The Articles provide that if the transfer of any shares of Capital Stock or a change in our capital structure would cause any person (the “Purported Transferee”) to own Capital Stock in excess of the General Ownership Limit, the Look Through Entity Limit, or the applicable Existing Holder Limit, then the transfer is to be treated as invalid from the outset, and the shares in excess of the applicable ownership limit automatically acquire the status of “Excess Stock.” A Purported Transferee of Excess Stock acquires no rights to shares of Excess Stock. Rather, all rights associated with the ownership of those shares (with the exception of the right to be reimbursed for the original purchase price of those shares) immediately vest in one or more charitable organizations designated from time to time by the board of directors (each, a “Designated Charity”). An agent designated from time to time by the board of directors (each, a “Designated Agent”) will act as attorney-in-fact for the Designated Charity to vote the shares of Excess Stock, take delivery of the certificates evidencing the shares that have become Excess Stock, and receive any distributions paid to the Purported Transferee with respect to those shares. The Designated Agent will sell the Excess Stock, and any increase in value of the Excess Stock between the date it became Excess Stock and the date of sale will inure to the benefit of the Designated Charity. A Purported Transferee must notify us of any transfer resulting in shares converting into Excess Stock, as well as such other information regarding such person's ownership of the capital stock as we request.
Under the Articles, only the Designated Agent has the right to vote shares of Excess Stock; however, the Articles also provide that votes cast with respect to certain irreversible corporate actions (e.g., a merger or sale of us) will not be invalidated if erroneously voted by the Purported Transferee. The Articles also provide that a director is deemed to be a director for all purposes, notwithstanding a Purported Transferee's unauthorized exercise of voting rights with respect to shares of Excess Stock in connection with such director's election.

The General Ownership Limit will not be automatically removed even if the REIT provisions are changed so as to no longer contain any ownership concentration limitation or if the concentration limitation is increased. Therefore, in addition to preserving our status as a REIT, the General Ownership Limit limits any person from acquiring control of us.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, ownership and disposition of our securities. For purposes of this discussion under the heading “Material U.S. Federal Income Tax Consequences,” the terms “the Company,” “our Company,” “we,” “our” and “us” refer solely to Taubman Centers, Inc., except where the context indicates otherwise.

As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Internal Revenue Code (the “Code”);

•
certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules;

•
if a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds securities (including stock) issued by us, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with our shareholders who hold their shares as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be and should not be construed as tax advice.
YOU ARE URGED BOTH TO REVIEW THE FOLLOWING DISCUSSION AND TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES ON YOUR INDIVIDUAL TAX SITUATION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES. This discussion is based on current provisions of the Code, existing, temporary and proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (“IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and judicial decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is also possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.
Taxation of Taubman Centers, Inc.
General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Code. We intend to continue to operate in this manner. Nonetheless, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis (through actual operating results, distribution levels, diversity of stock ownership, composition of assets and sources of income) the various qualification tests imposed under the Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.
We have received an opinion from Honigman Miller Schwartz and Cohn LLP, our tax counsel, to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for each of our taxable years that ended on December 31, 2005 through December 31, 2010, and our past, current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2011 and thereafter. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman Miller Schwartz and Cohn LLP is based on various assumptions relating to our organization and operation that we believe are correct, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman Miller Schwartz and Cohn LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman Miller Schwartz and Cohn LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of stock ownership, composition of assets and sources of income, various qualification requirements imposed on REITs by the Code, our compliance with which has been monitored by us but has not been, and will not be, reviewed by Honigman Miller Schwartz and Cohn LLP. In addition, our ability to qualify as a REIT depends in part on the operating results, organizational structure and entity classification for federal income tax purposes of certain of our affiliated entities, which may not have been reviewed by Honigman Miller Schwartz and Cohn LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy or will satisfy such requirements for qualification and taxation as a REIT.
The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholder level when distributed) that generally applies to the net income of a corporation. Shareholders generally will be subject to taxation on dividends (other than capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income instead of lower capital gain rates. Regular corporations (non-REIT “C” corporations) generally are subject to federal corporate income taxation on their income, and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gain rates which are lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Income earned by a REIT and distributed currently to its shareholders will be subject to lower aggregate rates of federal income taxation than if such income were earned by a regular corporation subject to tax at regular corporate rates and taxed again on distribution.
While we generally will not be subject to corporate income taxes on income we distribute currently to shareholders, we will be subject to federal income tax as follows:

•	First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•
Second, we may be subject to the “alternative minimum tax” on our items of tax preference, and, in computing “alternative minimum taxable income” subject to such tax, deductions for net operating losses carried from any other year(s) would be limited.

•
Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquire through foreclosure or after a default on a loan secured by the property or a lease of the property) that is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•
Fourth, we will be subject to a 100% tax on any net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

•
Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification as a result of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test and (b) the amount by which we fail the 95% gross income test, multiplied, in each case, by (2) a fraction intended to reflect our profitability.

•
Sixth, if we should fail to satisfy the asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification as a result of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•
Seventh, if we fail to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
Eighth, if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of such sum over the amounts actually distributed plus retained amounts on which income tax is paid at the corporate level.

•
Ninth, if we acquire any asset from a corporation that is or has been a “C” corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the “C” corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date that we acquired the asset, then we will be subject to tax, pursuant to guidelines issued by the IRS, at the highest regular corporate tax rate on this gain to the extent of the built-in gain (i.e., the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, each determined as of the date we acquired the asset).

•
Tenth, we will be subject to a 100% penalty tax on some payments we receive from (or on certain expenses deducted by) a taxable REIT subsidiary if arrangements among us, our tenants, and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

•
Eleventh, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet certain record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders.

•	Twelfth, certain of our subsidiaries are corporations, and their earnings are subject to corporate income tax.
Requirements for Qualification as a REIT - General
The Code defines a REIT as a corporation, trust or association:
(1)  that is managed by one or more trustees or directors;
(2)  that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)  that would be taxable as a domestic “C” corporation but for Sections 856 through 860 of the Code;
(4)  that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;
(5)  that is beneficially owned by 100 or more persons;

(6)  not more than 50% in value of the outstanding stock of which during the last half of each taxable year is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include the entities set forth in Section 542(a)(2) of the Code; and
(7)  that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and some other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of pension funds.
We believe that we have satisfied each of these conditions. In addition, our articles of incorporation provide for restrictions regarding transfer of our shares of capital stock, and our Continuing Offer to certain partners of The Taubman Realty Group Limited Partnership (“TRG”) to exchange shares of our common stock for their units of partnership interest in TRG includes certain restrictions on who is entitled to exercise these rights. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we were to fail to satisfy these share ownership requirements, we would not meet the requirements for qualification as a REIT. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.
In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.
In the case of a REIT that is a partner in a partnership or a member of a limited liability company that is classified as a partnership for federal income tax purposes, IRS regulations provide that the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership or limited liability company) of the assets of the partnership or limited liability company (as the case may be), and the REIT will be entitled to the income of the partnership or limited liability company (as the case may be) attributable to such share. The character of the assets and gross income of the partnership or limited liability company (as the case may be) retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Accordingly, our proportionate share of the assets, liabilities and items of income of TRG, including TRG's proportionate share of the assets, liabilities, and items of income of The Taubman Company LLC (the “Manager”) and the shopping center joint ventures (provided that the joint ventures are not taxable as corporations for federal income tax purposes) is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein (including the income and asset tests described below). Commencing with our taxable year beginning January 1, 2005, one exception to the rule described above is that for purposes of determining whether a REIT owns more than 10% of the total value of the securities of any issuer, a REIT's proportionate share of the securities held by a partnership is not based solely on the REIT's capital interest in the partnership but may also include the REIT's interest (as a creditor) in certain debt securities of the partnership held by the REIT (excluding certain debt securities that are not otherwise taken into account in applying the 10% of total value test described below). See “- Asset Tests,” below.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including “rents from real property” and mortgage interest) or from certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. Nevertheless, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we enter into transactions, such as interest rate swaps, that hedge our risk with respect to one or more of our assets or liabilities. Any income we derive from “hedging transactions” entered into prior to July 31, 2008, will be nonqualifying income for purposes of the 75% gross income test. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% gross income test if entered into by us on or after July 31, 2008, and will not constitute gross income, and will not be counted, for purposes of the 95% gross income test if entered into by us on or after January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction into which we enter in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us in order to acquire or carry real estate assets. We have structured our hedging activities, and intend to structure our hedging activities, in a manner that does not jeopardize our status as a REIT.
Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•
First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales;

•
Second, amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns (1) in the case of a tenant that is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (a “related-party tenant”). Rents that we receive from a related-party tenant that is also a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiaries are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” taxable REIT subsidiary is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” taxable REIT subsidiary is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value;

•
Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as “rents from real property;” and

•
Fourth, for rents to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through either an independent contractor from whom the REIT derives no revenue or a taxable REIT subsidiary. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only or are not considered primarily “for the convenience of the occupant” of the property.

Substantially all of our income is derived from our partnership interest in TRG. Currently, TRG's real estate investments give rise to income that enables us to satisfy all of the income tests described above. TRG's income is largely derived from its interests in the shopping centers. This income generally qualifies as “rents from real property” for purposes of the 75% and the 95% gross income tests. TRG also derives income from its membership interest in the Manager and, to the extent dividends are paid by our taxable REIT subsidiaries, from TRG's interest in them.

We believe that neither TRG nor any of the entities that own our shopping centers generally charge rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above). We believe that neither TRG nor any of the entities that own our shopping centers derives rent from a lease attributable to personal property leased in connection with real property that exceeds 15% of the total rents under that lease. In addition, although TRG or the entities that own our shopping centers may advance money from time to time to tenants for the purpose of financing tenant improvements, they do not intend to charge interest that will depend in whole or in part on the income or profits of any person.
We do not believe that we derive rent from property rented to a related-party tenant; however, the determination of whether we own 10% or more of any tenant is made after the application of complex attribution rules under which we will be treated as owning interests in tenants that are owned by shareholders who own more than 10% of the value of our stock. In determining whether any shareholder will own more than 10% of the value of our stock, each individual or entity will be treated as owning common stock and preferred stock held by certain related individuals and entities. Accordingly, we cannot be absolutely certain whether all related-party tenants have been or will be identified. Although rent derived from a related-party tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income tests, we believe that the aggregate amount of any such rental income (and any other non-qualifying income) in any taxable year will not cause us to exceed the limits on non-qualifying income under such gross income tests.
Neither TRG nor any of the entities that own our shopping centers intends to lease any property to a taxable REIT subsidiary unless it determines that at least 90% of the space at the property to which the rents relate is leased to third parties and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space.
TRG has entered into an agreement with the Manager pursuant to which the Manager provides services that TRG requires in connection with the operation of TRG's shopping centers. As a result of TRG's ownership interests in the Manager and Taub-Co Management IV, Inc., one of our taxable REIT subsidiaries, the Manager does not qualify as an independent contractor from which we derive no income. We believe, however, that no amounts of rent should be excluded from the definition of rents from real property solely by reason of the failure to use an independent contractor since the Manager performs only services that are usual and customary or are not primarily for the convenience of the tenant and an independent contractor will perform any other services that are required to be performed by an independent contractor for rental income from a tenant of our shopping centers to qualify as “rents from real property.”
The Manager receives fees in exchange for the performance of certain management and administrative services, including fees to be received pursuant to agreements with us and TRG. A portion of those fees will accrue to us because TRG owns a membership interest in the Manager. Our indirect interest in the management fees generated by the Manager generally results in non-qualifying income under the 75% and 95% gross income tests (at least to the extent attributable to properties in which TRG has no interest or to a joint venture partner's interest in a property). In any event, we believe that the aggregate amount of such fees and any other non-qualifying income attributable to our indirect interest in the Manager in any taxable year has not exceeded and will not exceed the limits on non-qualifying income under the 75% and 95% gross income tests.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under specific provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we may avail ourselves of the relief provisions if: (1) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued; and (2) our failure to meet the test was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “Taxation of Taubman Centers, Inc. - General,” even if these relief provisions were to apply, and we were to retain our status as a REIT, a tax would be imposed with respect to the excess non-qualifying gross income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite our periodic monitoring of our income.
Prohibited Transaction Income
Any gain realized by us on the sale of any property (other than foreclosure property) held as inventory or primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by TRG) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. TRG owns interests in real property that is situated on the periphery of certain of its shopping centers. TRG intends to hold its properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning properties. However, TRG does intend to make occasional sales of its properties as are consistent with its investment objectives, and the IRS may contend that one or more of these sales is subject to the 100% penalty tax. In the event TRG determines a sale of property will generate prohibited transaction income, TRG will generally transfer such property to a taxable REIT subsidiary, and gain from such sale will be subject to the corporate income tax, as discussed below under “The Taxable REIT Subsidiary.”
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT's having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT.
Redetermined Rents, Redetermined Deductions, and Excess Interest
Any redetermined rents, redetermined deductions, or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been charged based on arm's-length negotiations. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any taxable REIT subsidiary to such tenants) if:

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So much of such amounts as constitutes impermissible tenant service income (i.e., income from services performed for tenants that are not usual and customary or are primarily for the convenience of the tenant) does not exceed 1% of all amounts received or accrued during the year with respect to the property;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	The taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.
Asset Tests
At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets (including our allocable share of the assets held by TRG and the subsidiaries of TRG that are treated as partnerships for federal income tax purposes) must consist of (i) real estate assets, including shares of other REITs, (ii) stock or debt instruments held for not more than one year and purchased with the proceeds of an offering by us of our stock or long-term (i.e., with a maturity of at least five years) debt, (iii) cash, (iv) cash items (including receivables), and (v) certain government securities.

•	Second, not more than 25% of the value of our total assets may consist of securities, other than those securities includable in the 75% asset test.

•	Third, not more than 25% of the value of our total assets may consist of securities of one or more taxable REIT subsidiaries.

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Fourth, except with respect to securities of a taxable REIT subsidiary or securities includable in the 75% asset test, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities nor more than 10% of the total value of any one issuer's outstanding securities, unless with respect to the 10% of total value limitation, the securities are among a limited list of excepted securities, including but not limited to “straight debt.”

Securities issued by a corporation or partnership that would otherwise qualify as “straight debt” will not so qualify if we own (alone or with any taxable REIT subsidiary in which we own a greater than 50% interest, as measured by vote or value) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.
Debt instruments issued by a partnership that do not qualify as “straight debt” or for another safe harbor are (1) not taken into account as securities for purposes of the 10% value test to the extent of our interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership's gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not take into account as securities (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between us and certain persons related to us), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments on obligations issued by) a non-governmental entity and (5) any security issued by another REIT.
Commencing with our taxable year which began January 1, 2005, we are deemed to own, for purposes of the 10% of total value limitation, the securities held by a partnership based on our proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the second sentence of the preceding paragraph). Thus, our proportionate share is not based solely on our capital interest in the partnership but may also include our interest in certain debt securities issued by the partnership.
We are deemed to own a proportionate share of all of the assets owned by TRG and by the non-corporate entities which own our shopping centers and in which TRG is (directly or through other non-corporate entities) a partner or member. We believe that more than 75% of the value of these assets qualify as “real estate assets.” An election has been made or will be made to treat each of TRG's direct or indirect corporate subsidiaries as a taxable REIT subsidiary. Further, we believe that the value of our proportionate share of TRG's interest in securities of taxable REIT subsidiaries does not exceed, and we expect that it will not exceed, the maximum permissible percentage of the value of our assets.

Through December 28, 2010, we held an indirect stock interest in T-I REIT, Inc., which had elected to be taxed as a REIT for federal income tax purposes. T-I REIT, Inc. was liquidated on December 28, 2010, and, after the redemption of its preferred shares in exchange for a cash payment, its assets and liabilities were distributed to its sole common shareholder, a limited liability company wholly owned by TRG. As a REIT, T-I REIT, Inc. was subject to the various REIT qualification requirements. We believe that T-I REIT, Inc. was organized and operated in a manner to qualify for taxation as a REIT for federal income tax purposes. If T-I REIT, Inc. had failed to qualify as a REIT, our interest in T-I REIT, Inc. would have ceased to be a qualifying real estate asset for purposes of the 75% asset test and would have become subject to the 5% asset test, the 10% voting stock limitation and the 10% value limitation generally applicable to our ownership of corporations (other than REITs, qualified REIT subsidiaries and taxable REIT subsidiaries). If T-I REIT, Inc. were to have failed to qualify as a REIT, we would not have met the 10% voting stock limitation and the 10% value limitation with respect to our interest in T-REIT, Inc., and we would have failed to have qualified as a REIT. Accordingly, unless entitled to relief under specific statutory provisions, we would have been disqualified from taxation as a REIT for the four taxable years following the year of termination of our REIT status.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. An acquisition of securities could result from our increasing our interest in TRG through the exercise by limited partners of their rights to exchange units of partnership interest in TRG for our shares pursuant to the Continuing Offer or through our contribution of additional capital to TRG from the proceeds of an offering of our shares of stock.
Commencing with our taxable year which began January 1, 2005, we will not lose our status as a REIT for failure to satisfy the 5% asset test or the 10% asset test if the failure is due to the ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter or $10 million, provided that we either dispose of the non-qualifying assets within six months after the last day of the quarter in which we identify the failure or otherwise meet the requirements of the 5% asset test or the 10% asset test by the end of such quarter (the “De Minimis Exception”). Commencing with our taxable year which began January 1, 2005, if we fail to meet any of the asset tests described above, and the failure exceeds the De Minimis Exception, we will still be deemed to satisfy the asset tests if, following our identification of the failure, we file a schedule with a description of each asset that caused the failure, the failure was due to reasonable cause and not willful neglect, we dispose of the non-qualifying assets within six months after the last day of the quarter in which we identified them, and we pay an excise tax equal to the greater of $50,000 or an amount determined by multiplying the highest rate of income tax applicable to corporations by the net income generated by the non-qualifying assets for the period beginning on the first day of the failure to meet the asset tests and ending on the day we dispose of the non-qualifying assets or the end of the first quarter in which there is no longer a failure to satisfy the asset tests. We believe we have maintained, and intend to continue to maintain, adequate records of the value of our assets to enable us to comply with the asset tests and to take such other actions within six months after the close of any quarter as may be required to cure any noncompliance. If we were to fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT. See “- Failure to Qualify,” below.
We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset tests, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that we fail to meet the REIT asset requirements by reason of our interests in our subsidiaries or in the securities of other issuers or for some other reason.

The Taxable REIT Subsidiary
The Code provides that a REIT may own more than 10% of the voting power and value of securities in a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation, other than a REIT, (a) in which the REIT directly or indirectly owns stock, and (b) as to which an election has been jointly made to treat the corporation as a taxable REIT subsidiary. In addition, any corporation (other than a REIT) is a taxable REIT subsidiary if a taxable REIT subsidiary of a REIT owns directly or indirectly (i) securities having more than 35% of the total voting power of the outstanding securities of the corporation, or (ii) securities with a value of more than 35% of the total value of the outstanding securities of the corporation. As discussed under “Asset Tests” above, not more than 25% of the fair market value of a REIT's assets can consist of securities of taxable REIT subsidiaries, and stock of a taxable REIT subsidiary is not a qualified asset for purposes of the 75% asset test.
Although the activities and income of a taxable REIT subsidiary are subject to the corporate income tax, a taxable REIT subsidiary is permitted to engage in activities and render services the income from which, if earned directly by the REIT, might disqualify the REIT. Additionally, under certain limited conditions described above, a REIT may receive rental income from a taxable REIT subsidiary that will be treated as qualifying income for purposes of the income tests.
The amount of interest on related-party debt a taxable REIT subsidiary may deduct is limited. Further, a 100% excise tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is set above a commercially reasonable level. A taxable REIT subsidiary is generally permitted to deduct interest payments to unrelated parties without any restrictions other than those that would apply irrespective of our REIT status.
Any amount by which a REIT overstates its income or understates its deductions, or understates the income or overstates the deductions of its taxable REIT subsidiary, by reason of transactions between them will (unless certain exceptions apply) be subject to a nondeductible 100% federal excise tax. Moreover, if an exception from the 100% excise tax applies, the IRS is permitted to reallocate costs between a REIT and its taxable REIT subsidiary if the REIT's charges to its taxable REIT subsidiary are not at arm's length. In that case, any taxable income allocated to, or deductible expenses allocated away from, a taxable REIT subsidiary would increase its tax liability, and the amount of such increase would be subject to an interest charge.
Annual Distribution Requirement
To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), (ii) plus 90% of our net income (after tax), if any, from foreclosure property, (iii) minus the excess of the sum of particular items of our non-cash income (i.e., income attributable to leveled stepped rents, original issue discount on debt, or a like-kind exchange that is later determined to be taxable) over 5% of our “REIT taxable income” as described and computed above.
We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions in January are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. These distributions are taxable to holders of our capital stock (to the extent that such holders are not otherwise exempt from tax on our dividends by reason of being tax-exempt entities) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. To be counted in meeting the 90% distribution requirement, the amount distributed must not be preferential; that is, every shareholder of the class of stock with respect to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), we will be subject to tax on such income at corporate tax rates.

Our REIT taxable income consists substantially of our distributive share of the income of TRG. Our REIT taxable income has historically been less than the cash flow we have received from TRG as a result of the allowance of depreciation and other non-cash deductions in computing REIT taxable income. Accordingly, we have had, and anticipate that we will generally have, sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.
It is possible that from time to time we may not have sufficient cash or other liquid assets to meet this distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, then in order to meet the distribution requirement, we may need to arrange for short-term, or possibly long-term, borrowings or we may need to pay dividends in the form of taxable stock dividends.
We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends and being disqualified as a REIT. Nonetheless, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.
Furthermore, if we should fail to distribute during any calendar year (or in the case of distributions with declaration dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods, then we would be subject to a 4% excise tax on the excess of such sum over the amounts actually distributed plus retained amounts on which income tax was paid at the corporate level.
Failure to Qualify
Commencing with our taxable year which began January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will generally be taxable in the same manner as “C” corporation distributions, and subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Taxation of Taxable U.S. Shareholders
As used below, the term “U.S. shareholder” means a holder of shares of our common or preferred shares who (for United States federal income tax purposes) is:

•	a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Distributions Generally
As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than “qualified dividend income” or dividends designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. shareholders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.
For purposes of determining whether distributions to holders of shares are made out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred stock and then to the common stock. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class's proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common shares and preferred shares are outstanding, particular types of income will be allocated in accordance with the classes' proportionate shares of such income. Thus, net capital gain will be allocated between holders of common shares and holders of preferred shares, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.
We may make distributions to shareholders paid in common or preferred shares that are intended to be treated as dividends for federal income tax purposes. In that event, our shareholders would generally have taxable income with respect to such distributions of our common or preferred shares and may have tax liability by reason of such distributions in excess of the cash (if any) that is received by them.
To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted basis that each U.S. shareholder has in his shares for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gain (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.
Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Distributions
Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. U.S. shareholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.
Retention of Net Long-Term Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. shareholder generally would:

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include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder's long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

Capital Gain Classification
We will classify portions of any designated capital gain dividend or undistributed capital gain as either:
(1)  a 15% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15%; or
(2)  an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.
We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.
Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.
For a summary of certain anticipated changes in tax rates, including changes to the tax rate on long-term capital gains, see “- Federal Income Tax Rates,” below.
Qualified Dividend Income
We may elect to designate a portion of our distributions paid to non-corporate U.S. shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders at a maximum 15% tax rate, provided generally that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution and the shareholder meets certain other holding period requirements. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is generally equal to the sum of:
(1)  the qualified dividend income received by us during such taxable year from domestic (and certain foreign) non-REIT “C” corporations (including our corporate subsidiaries);
(2)  the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)  any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired by us in a carry-over basis transaction from a non-REIT “C” corporation or held by us on the first day of a taxable year for which we first requalify as a REIT after being subject to tax as a “C” corporation for more than two years (less the amount of corporate tax on such income).
Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation with respect to which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income.

Dispositions of Shares
If a U.S. shareholder sells or disposes of its shares, the U.S. shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss will be capital if the U.S. shareholder has held the shares as a capital asset and will be long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year. In general, if a U.S. shareholder recognizes a loss upon the sale or other disposition of shares that it has held for six months or less (after applying holding period rules set forth in the Code), the loss the U.S. shareholder recognizes will be treated as a long-term capital loss, to the extent it received distributions from us which were required to be treated as long-term capital gains or to the extent the U.S. shareholder was required to recognize long-term capital gain in respect of our retained net long-term capital gain, as described above.
A redemption of preferred shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to the U.S. shareholder, (2) results in a “complete termination” of the U.S. shareholder's interest in us, or (3) is “not essentially equivalent to a dividend” with respect to the U.S. shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, preferred stock actually owned by the U.S. shareholder as well as preferred shares considered to be owned by such shareholder by reason of certain constructive ownership rules set forth in the Code must generally be taken into account. If a U.S. shareholder of preferred shares owns (actually or constructively) no shares of our common stock or an insubstantial percentage of our common stock, a redemption of the preferred shares held by such U.S. shareholder is likely to qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend.” Because the determination as to whether any of the alternative tests set forth in Section 302(b) of the Code will be satisfied with respect to any particular shareholder depends on the facts and circumstances at the time that the determination must be made, prospective U.S. shareholders of preferred stock should consult their own tax advisors to determine such tax treatment.
If a redemption of preferred shares is not treated as a distribution taxable as a dividend to a particular U.S. shareholder, it will be treated, as to that shareholder, as a taxable sale or exchange. As a result, such shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated but unpaid dividends that we are legally obligated to pay at the time of the redemption, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (2) the U.S. shareholder's adjusted basis in the preferred shares for tax purposes. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the redemption, the shares were held for more than 12 months.
If a redemption of preferred shares is treated as a distribution taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the U.S. shareholder. The U.S. shareholder's adjusted basis in the redeemed preferred shares for tax purposes will be transferred to such shareholder's remaining shares in us. If the U.S. shareholder owns no other shares in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
Convertible Preferred Shares
See the applicable prospectus supplement for a discussion of any additional tax consequences to a U.S. shareholder of investing in convertible preferred shares offered by such prospectus supplement.

Redemption  Premium on Preferred Shares
If the redemption price of preferred shares that are subject to redemption exceeds the issue price of such preferred shares (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (such deemed distribution referred to in this section as a “constructive distribution”). A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if (1) we are required to redeem the shares at a specified time, (2) the holder of the shares has the option to require us to redeem the shares, or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur. See the applicable prospectus supplement for further information regarding the possible tax treatment of redemption premiums with respect to any such preferred shares offered by such prospective supplement.
Federal Income Tax Rates
The maximum individual tax rate for long-term capital gains is generally 15% for sales occurring through December 31, 2012, and the maximum individual tax rate for ordinary income is 35% for tax years through 2012. Generally, dividends from non-REIT C corporations will be taxed at capital gain rates, as opposed to ordinary income rates, for tax years through 2012. Without future congressional action, in 2013 the maximum tax rate on long-term capital gains will increase to 20%, dividends from non-REIT C corporations will be taxed at ordinary income tax rates, and the maximum ordinary income tax rate on dividends will increase to 39.6%.
Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends will generally not be eligible for the 15% tax rate on dividends. As a result, our ordinary REIT dividends will be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate for long-term capital gains and dividends will generally apply to:

•	a U.S. shareholder's long-term capital gains, if any, recognized on the disposition of our shares;

•
our distributions designated as long-term capital gain dividends (except to the extent attributable to “unrecaptured Section 1250 gain,” in which case such distributions would continue to be subject to a 25% tax rate); and

•	our “qualified dividend income.”
Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. U.S. shareholders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the shareholder will be taxed at ordinary income rates on those amounts. Other distributions made by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.
Backup Withholding and Information Reporting
We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The back-up withholding rate through 2012 is 28%. A U.S. shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “Taxation of Non-U.S. Shareholders,” below.

Medicare Tax
For taxable years beginning after December 31, 2012, certain domestic shareholders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. Prospective shareholders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in our common or preferred shares.
Taxation of Tax-Exempt Shareholders
The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income (“UBTI”) when received by a tax-exempt entity, subject to the exception discussed below for dividends paid by a “pension-held REIT.” Based on that ruling, provided that a tax-exempt shareholder (other than a tax-exempt shareholder described below) has not held its shares as “debt financed property” within the meaning of the Code (generally, shares, the acquisition of which was financed through a borrowing by the tax-exempt shareholder) and the shares are not otherwise used in a trade or business, dividend income from us will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt-financed property” within the meaning of the Code or has used the shares in its trade or business.
For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, and certain other tax-exempt entities, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the interests in the REIT.
Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.”
A REIT is a “pension-held REIT” if:

•
it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•
either at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, holds in the aggregate more than 50% (by value) of the interests in the REIT.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of:

•	the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to

•	the total gross income of the REIT.

A de minimis exception applies where the percentage is less than 5% for any year.
We do not expect to be classified as a pension-held REIT.
Taxation of Non-U.S. Shareholders
The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates are complex, and the following is only a brief summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in the Company, including any reporting requirements.
When we use the term “non-U.S. shareholder,” we mean a holder of shares who (for United States federal income tax purposes) is not a U.S. Shareholder. See “Taxation of Taxable U.S. Shareholders,” above.
Distributions
Subject to the discussion below, a distribution made by us with respect to our shares will generally be treated as a dividend of ordinary income to the extent the distribution is made out of our current or accumulated earnings and profits. Distributions treated as a dividend of ordinary income will generally be subject to withholding of United States federal income tax on a gross income basis (that is, without allowance of deductions) at a 30% rate unless an applicable tax treaty reduces that rate and the non-U.S. shareholder files an IRS Form W-8BEN. However, distributions treated as a dividend of ordinary income will be subject to a federal income tax on a net basis (that is, after allowance of deductions) when the dividend is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business and the non-U.S. shareholder has filed an IRS Form W-8ECI with us. In this event, as long as certain certification and disclosure requirements are met, the dividend will be taxed at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends and will generally not be subject to withholding. Any such dividends received by a non-U.S. shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Under current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of the country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. A non-U.S. shareholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.
If we make a distribution in excess of our current or accumulated earnings and profits, the distribution will not be taxable to a non-U.S. shareholder to the extent it does not exceed the adjusted basis of the shareholder's shares. Instead, the distribution will reduce the adjusted basis of the shareholder's shares. If the distribution does exceed the adjusted basis of a non-U.S. shareholder's shares, the distribution will result in gain from the sale or exchange of the non-U.S. shareholder's shares. We discuss the tax treatment of this gain in further detail below. For withholding purposes, we treat all distributions as if made out of our current or accumulated earnings and profits. However, the IRS will generally refund amounts that are withheld if it is determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.
We expect to withhold United States federal income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. shareholder unless:
(1)  a lower treaty rate applies and the non-U.S. shareholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or
(2)  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder's conduct of a United States trade or business.
In any event, we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder's United States tax liability with respect to the distribution is less than the amount withheld.

A distribution to a non-U.S. shareholder that we properly designate as a capital gain dividend at the time of distribution that does not arise from our disposition of a United States real property interest generally will not be subject to United States federal income taxation unless any of the following is true:

•
investment in our shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be taxed on the gain at the same rates as U.S. shareholders (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax); or

•
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be taxed at a rate equal to 30% of the individual's capital gains.

As described above, we may make distributions paid in common or preferred shares that are intended to be treated as dividends for U.S. federal income tax purposes. If we are required to withhold an amount in excess of any cash that is distributed to non-U.S. shareholders along with the common or preferred shares, we may retain and sell some of the common or preferred shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.
Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions made by us with respect to any class of shares to non-U.S. shareholders that hold more than 5% of that class of shares at any time during the taxable year, which distributions are attributable to gain from our sale or exchange of United States real property interests, will cause the non-U.S. shareholders to be treated as recognizing this gain as income effectively connected with a United States trade or business. This same treatment would also apply to distributions to non-U.S. shareholders that own 5% or less of the class of shares if the class of shares is not regularly traded on an established securities market located in the United States. Non-U.S. shareholders would generally be taxed at the same rates as U.S. shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals) on these distributions. Also, a non-U.S. shareholder that is a corporation may be subject to a 30% branch profits tax on this distribution. Under such circumstances, we are generally required to withhold 35% of any such distribution. This amount is creditable against the non-U.S. shareholder's United States federal income tax liability.
Unless a non-U.S. shareholder holds more than 5% of the class of shares in respect of which the distribution is made at any time during the taxable year, or the class of shares is not regularly traded on an established securities market located in the United States, a non-U.S. shareholder is not taxable on a distribution attributable to gain from our sale or exchange of United States real property interests as if the gain were income effectively connected with a United States trade or business. Instead, such non-U.S. shareholder is taxed on the distribution as a dividend that is not a capital gain dividend, and the branch profits tax does not apply to such distribution.
Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as our actual distributions of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to claim as a credit against its U.S. federal income tax liability, its proportionate share of the tax paid by us on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by us exceeds its actual U.S. federal income tax liability.
We or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares on behalf of a non-U.S. shareholder will bear the burden of withholding, provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.

Sale of Shares
Unless our shares constitute a “United States real property interest” within the meaning of FIRPTA, a sale or exchange of shares by a non-U.S. shareholder generally will not be subject to United States federal income taxation. Our shares will not constitute a “United States real property interest” if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period non-U.S. shareholders held, directly or indirectly, less than 50% in value of the REIT's shares. We believe that we are, and expect to continue to be, a “domestically-controlled REIT” and, therefore, the sale of our shares should not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a “domestically-controlled REIT.”
If we are not or cease to be a “domestically-controlled REIT,” a non-U.S. shareholder's sale or exchange of our shares would be subject to United States taxation under FIRPTA as a sale of a “United States real property interest,” assuming the class of shares is regularly traded (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE), only if the seller owned (actually or constructively) more than 5% of the class of shares during the applicable testing period. If gain on the sale or exchange of shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same United States federal income tax treatment with respect to the gain as a U.S. shareholder (subject to any applicable alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price.
Notwithstanding the foregoing, a non-U.S. shareholder who recognizes gain from the sale or exchange of our shares which is not subject to FIRPTA will be subject to United States taxation if:

•	the non-U.S. shareholder's investment is effectively connected with a United States trade or business (and, if an income treaty applies, is attributable to a United States permanent establishment); or

•
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of the gain.

Convertible Preferred Shares
See the applicable prospectus supplement for a discussion of any additional tax consequences to a non-U.S. shareholder of investing in convertible preferred shares offered by such prospectus supplement.
Backup Withholding Tax and Information Reporting
Backup withholding tax generally is a withholding tax imposed on certain payments to persons who fail to furnish certain information under the United States information reporting rules, as discussed above under “Backup Withholding and Information Reporting.” Non-U.S. shareholders will generally not be subject to backup withholding tax and information reporting for distributions they receive from us. However, if our shares are not held through a qualified intermediary, the amount of dividends paid on those shares, the name and address of the beneficial owner and the amount, if any, of tax withheld may generally be reported to the IRS.
As a general matter, backup withholding and information reporting will generally not apply to a payment of the proceeds of a sale of stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale by a noncorporate shareholder of stock by or through a foreign office of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes; or

•	is a foreign partnership which generally is owned more than 50% by U.S. persons and/or is engaged in the conduct of a trade or business in the United States.
Treasury Regulations provide certain presumptions if the shareholder fails to provide certain required documentation. Failure to provide the documentation may result in backup withholding. You are urged to consult your advisor regarding the required documentation and the backup withholding rules.
Federal Income Taxation of Warrants
A holder who receives shares upon the exercise of a warrant should not recognize gain or loss except to the extent of any cash received for fractional shares. Except to the extent of any cash so received, such a holder would have a tax basis in the shares acquired pursuant to a warrant equal to the amount of the purchase price paid for (or, if the warrant is purchased as part of an “investment unit,” allocated to) the warrant plus the amount paid for the shares pursuant to the warrant. The holding period for the shares acquired pursuant to a warrant would begin on the date of exercise. Upon the subsequent sale of shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such shares or warrant, as the case may be. The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our shares and that Section 1092 of the Code will not apply.
Tax Aspects of TRG
The following discussion summarizes certain federal income tax considerations applicable solely to our investment in TRG. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification
We are entitled to include in our income our distributive share of TRG's income and to deduct our distributive share of TRG's losses only if TRG is classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation. TRG is entitled to include in its income its distributive share of the income or losses of any entity that owns our shopping centers only if such entity is classified as a partnership or a disregarded entity for federal income tax purposes.
An entity will be classified as a partnership or a disregarded entity rather than as a corporation or an association taxable as a corporation for federal income tax purposes if the entity is treated as a partnership or a disregarded entity under Treasury Regulations, effective January 1, 1997, relating to entity classification.
In general, under these classification regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. An unincorporated entity, such as a limited liability company, that has only one member and that does not elect to be classified as a corporation will be disregarded. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as TRG and many of the entities that own our shopping centers, will be respected for all periods prior to January 1, 1997 if:

•	the entity had a reasonable basis for its claimed classification;

•	the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997; and

•	neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996, that the classification of the entity was under examination.
We believe that TRG and each entity that existed prior to 1997 and that owns any of our shopping centers reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. TRG and the entities that own our shopping centers intend to continue to be classified as partnerships or disregarded entities for federal income tax purposes, and none of them will elect to be treated as an association taxable as a corporation under the entity classification regulations.

We owned an interest in a trust (“The TRG Trust”) until The TRG Trust was dissolved in 2007. We believe that The TRG Trust was not taxable as a corporation for federal income tax purposes. No assurance can be given, however, that the IRS will not challenge the non-corporate status of The TRG Trust for federal income tax purposes. If such challenge were sustained by a court, The TRG Trust would be treated as a corporation for federal income tax purposes, as described below. In addition, our belief is based on existing law, which is to a great extent the result of administrative and judicial interpretation. We cannot be certain that changes in administrative or judicial interpretations would not modify these conclusions.
If for any reason, The TRG Trust were to have been taxable as a corporation rather than as a trust for federal income tax purposes, we would not have been able to satisfy the asset requirements for REIT status (and could not re-elect to be taxed as a REIT for four years). See “Taxation of Taubman Centers, Inc. - Asset Tests,” above. If The TRG Trust were to have been taxable as a corporation, items of income and deduction would not have passed through to its beneficiary, which would have been treated as a shareholder for tax purposes. The trust would have been required to pay income tax at corporate tax rates on its net income, and distributions would have constituted dividends that would not have been deductible in computing the trust's taxable income.
Partners, Not TRG, Subject to Tax
A partnership such as TRG is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of TRG's income, gains, losses, deductions, and credits for any taxable year of TRG ending within or with our taxable year regardless of whether we have received or will receive a distribution from TRG.
Tax Allocations with Respect to Contributed Properties
Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction, including depreciation, attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in such a manner that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution (“Section 704(c) allocations”). The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. TRG's partnership agreement requires allocations of income, gain, loss, and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code and the applicable Treasury Regulations thereunder. If a partner contributes cash to a partnership at a time when the partnership holds appreciated or depreciated property and such property is revalued for book purposes, Section 704(c) of the Code and the applicable Treasury Regulations provide for Section 704(c) allocations of income, gain, loss, and deduction (including depreciation) in such a manner that the pre-existing partners are charged with, or benefit from, the unrealized gain or unrealized loss associated with the property at the time of the cash contribution.
Accordingly, depreciation on any property contributed to TRG is allocated away from the contributing partner so as to reduce the difference between such property's fair market value and its tax basis. In addition, depreciation will be allocated to us so as to reduce the disparity between fair market value and tax basis with respect to appreciated property held by TRG prior to our admission to TRG. Such allocations will permit us to claim larger depreciation deductions because we have, except as noted below, contributed solely unappreciated property. On the other hand, upon a revaluation of TRG's assets after our admission to TRG, we will be treated as having Section 704(c) gain equal to the excess of our share of their revalued fair market value over our share of the tax basis of TRG's assets. As a result of this difference, our depreciation deductions will be reduced to take into account the disparity between fair market value and the tax basis of the assets that have been revalued.

Sale of TRG's Property
Generally, any gain realized by TRG on the sale of property held by TRG or an entity that owns our shopping centers for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code and the Treasury Regulations governing the revaluation of TRG's assets, any built-in gain under Section 704(c) attributable to appreciation in the regional shopping center interests prior to the admission of the Company to TRG in 1992 must, to the extent not reduced by prior Section 704(c) allocations, be allocated to the contributing partners when such gain is recognized. Thus, to such extent, we will not incur a tax on such Section 704(c) gains because (except as noted below) they must be allocated to partners in TRG other than us. In addition, any Section 704(c) gain with respect to properties contributed to TRG subsequent to our admission to TRG must be allocated to the contributing partners. As a consequence of our 1% pre-contribution interests in two of our shopping centers, we will be allocated an equivalent percentage of Section 704(c) gain, to the extent not reduced by prior Section 704(c) allocations, in the event of a disposition of either property. Upon a revaluation of TRG's assets, we will be treated as having Section 704(c) gain equal to the excess of our share of the revalued fair market value of TRG's assets over our share of the tax basis of such assets. Upon a taxable disposition of such revalued assets, we will be allocated our share of the Section 704(c) gain to the extent not reduced by prior Section 704(c) allocations.
Upon the sale of an asset, TRG is required by its partnership agreement to distribute to its partners an amount determined by reference to the greater of the tax liability of its partners other than us or our net capital gain. TRG's partnership agreement provides for pro rata distributions to its partners in all cases. Accordingly, the distribution provisions in TRG's partnership agreement should permit us to distribute 100% of our capital gain. As a result of the pro rata nature of the distribution provisions, however, it is possible that TRG will be required to distribute to its partners all of the proceeds from a sale of an asset.
Our share of any gain realized by TRG on the sale of any property held by TRG or a non-corporate subsidiary of TRG as inventory or other property held primarily for sale to customers in the ordinary course of TRG's or its non-corporate subsidiary's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of Taubman Centers, Inc. - Prohibited Transaction Income,” above. Such prohibited transaction income will also adversely affect our ability to satisfy the income tests for REIT status. See “Taxation of Taubman Centers, Inc. - Income Tests,” above. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of TRG's or its non-corporate subsidiary's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. TRG and its non-corporate subsidiaries intend to hold our shopping centers for investment with a view to long-term appreciation, and to engage in the business of acquiring, developing, owning, and operating our shopping centers, including peripheral land, consistent with TRG's and its non-corporate subsidiaries' investment objectives. In the event TRG determines a sale of property will generate prohibited transaction income, TRG intends to transfer such property to a taxable REIT subsidiary. See “Taxation of Taubman Centers, Inc. - The Taxable REIT Subsidiary,” above.
Other Tax Consequences
State and Local Taxes
We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in our securities.
Disclosure of Certain Transactions to the IRS
If a shareholder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a shareholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate unitholder, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a shareholder that is either a corporation or a partnership with only corporate unitholders, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not exempt. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. There may be other circumstances in which shareholders might be required to report their investment in us under tax shelter regulations. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional U.S. Federal Income Tax Withholding Rules
The following new withholding rules are scheduled to become effective generally for payments made after 2012. A U.S. withholding tax at a 30% rate will be imposed on dividends and gross proceeds of sale in respect of our shares received by certain foreign financial institutions, investment funds and other non-U.S. persons which fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. Prospective shareholders are encouraged to consult their tax advisors regarding the possible implications of these new withholding rules on their investment in our shares as well as the status of any related federal regulations.
Information with Respect to Foreign Financial Assets
Under recently enacted legislation, individuals who own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions. Our shares may be subject to these rules if they are held in a financial account maintained by a foreign financial institution. U.S. holders who are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of our shares.
Legislative or Other Actions Affecting REITs
The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our securities.
Dividend Reinvestment Plan
To the extent that a shareholder receives common shares or preferred shares pursuant to a dividend reinvestment plan, the federal income tax treatment of the shareholder and us will generally be the same as if the distribution had been made in cash.
Additional Tax Consequences for Holders of Depositary Shares or Rights
See the applicable prospectus supplement for a discussion of any additional tax consequences for holders of depositary shares or rights offered by such prospectus supplement.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby and certain federal income tax matters will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement. Certain members of Honigman and their families own beneficial interests of less than 1% of our common stock. Jeffrey H. Miro, a partner of Honigman Miller Schwartz and Cohn LLP, is our corporate Secretary.

EXPERTS
The consolidated financial statements and schedules of Taubman Centers, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, all as filed in our Form 10-K for the year ended December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2010 consolidated financial statements contains an explanatory paragraph that the Company has changed their method of accounting for noncontrolling interests due to the adoption of a new accounting pronouncement for noncontrolling interests, as of January 1, 2009.

6,000,000 Shares

Taubman Centers, Inc.
6.25% Series K Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Morgan Stanley
Wells Fargo Securities
J.P. Morgan
Jefferies
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March 11, 2013